EXHIBIT 4.4

THE 401(K) STOCK PURCHASE PLAN FOR EMPLOYEES OF CULLEN/FROST BANKERS, INC. AND ITS AFFILIATES

The 401(k) Stock Purchase Plan for
Employees of Cullen/Frost Bankers,
Inc. and Its Affiliates

(As Amended and Restated Effective as of January 1, 1996)

Working Copy

Contents

	Article 1. The Plan	1
1.1	Establishment and Amendment of the Plan	1
1.2	Applicability of the Plan	1
1.3	Purpose of the Plan	1
1.4	Working Copy	1

	Article 2. Definitions	3
2.1	Definitions	3
2.2	Gender and Number	9

	Article 3. Participation and Service	10
3.1	Participation	10
3.2	Duration of Participation; Reemployment	10
3.3	Service	10
3.4	Severance from Service	14
3.5	One-Year Period of Severance	15
3.6	Hours of Service	15
3.7	Leased Employees	16
3.8	Special Provisions for Participants Who Enter the Armed Forces	16

	Article 4. Contributions	17
4.1	After-Tax Contributions	17
4.2	Before-Tax Contributions	18
4.3	Matching Contributions and Discretionary Matching Contributions	19
4.4	ESOP Contributions	20
4.5	Allocation of Matching Contributions and ESOP Contributions	21
4.6	Rollover Contributions	22
4.7	Application of Forfeitures	24
4.8	Limitations on Contributions	24
4.9	Limitations on Annual Account Additions	29

	Article 5. Vesting in Accounts	32
5.1	After-Tax Contributions Account, Before-Tax Contributions Account, and Rollover Contributions Account	32
5.2	ESOP Account and Matching Contributions Account	32
5.3	Accounts Transferred from Citizens State Bank	33
5.4	Accounts Transferred from Harrisburg Bank	33

	Article 6. Distributions and Withdrawals	35
6.1	Distribution Upon Retirement, Death, or Disability	35
6.2	Distribution Upon Termination of Employment for Reasons Other Than Retirement, Death, or Disability	35
6.3	Forfeitures	36
6.4	Commencement of Distribution	37
6.5	Method of Distribution	38
6.6	Minimum Distributions	40
6.7	Required Distributions	40
6.8	Withdrawals by Member	40
6.9	Loans	43
6.10	Withholding Taxes	47
6.11	Optional Direct Rollovers of Eligible Rollover Distributions	47

	Article 7. Company Stock Provisions and Investment Elections	51
7.1	Loan Suspense Account	51
7.2	Voting and Tendering of Company Stock	51
7.3	Put Option	53
7.4	Stock Valuation	53
7.5	Stock Loans	54
7.6	Direction for Company Stock Account	55
7.7	Attained Age Diversification Requirement	55
7.8	Diversified Investment Funds	56
7.9	Payment of Dividends on Company Stock	56
7.10	Investment of Accounts	56
7.11	Investment Transfers	56
7.12	Investment Elections	57
7.13	Transfer of Assets	57
7.14	Acquisition and Disposition of Company Stock	57
7.15	ERISA Section 404(c) Plan	58

	Article 8. Accounts and Records of the Plan	59
8.1	Accounts and Records	59
8.2	Trust Fund	60
8.3	Valuation and Allocation of Expenses	60
8.4	Allocation of Earnings and Losses	60

	Article 9. Financing	62
9.1	Financing	62
9.2	Contributions	62
9.3	Nonreversion	62
9.4	Rights in the Trust Fund	62

	Article 10. Administration	63
10.1	Committee and Fiduciary	63
10.2	Compensation and Expenses	63
10.3	Manner of Action	63
10.4	Chairman, Secretary, and Employment of Specialists	63
10.5	Assistance	64
10.6	Records	64
10.7	Rules	64
10.8	Administration	64
10.9	No Enlargement of Employee Rights	64
10.10	Appeals from Denial of Claims	65
10.11	Notice of Address and Missing Persons	66
10.12	Data and Information for Benefits	66
10.13	Indemnity for Liability	66
10.14	Effect of a Mistake	66
10.15	Self Interest	66
10.16	Finality of Determinations	67

	Article 11. Amendment and Termination	68
11.1	Amendment and Termination	68
11.2	Limitations on Amendments	68
11.3	Effect of Bankruptcy and Other Contingencies Affecting an Employer	69

	Article 12. Participation In and Withdrawal From the Plan by an Employer	70
12.1	Participation in the Plan	70
12.2	Withdrawal from the Plan	70

	Article 13. Top-Heavy Provisions	72
13.1	Application of Top-Heavy Provisions	72
13.2	Definitions	72
13.3	Minimum Contribution	74
13.4	Collective Bargaining Agreements	75

	Article 14. Miscellaneous	76
14.1	Beneficiary Designation	76
14.2	Incompetency	76
14.3	Nonalienation	77
14.4	Applicable Law	77
14.5	Severability	77
14.6	No Guaranty	78
14.7	Merger, Consolidation, or Transfer	78
14.8	Effective Dates for Certain Provisions	78
14.9	Internal Revenue Service Approval	78
14.10	Certain Effective Dates	78

Article 1. The Plan

1.1 Establishment and Amendment of the Plan

Cullen/Frost Bankers, Inc. (the "Company") previously established and presently maintains The 401(k) Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. and Its Affiliates ("Plan") for the benefit of its Eligible Employees and Eligible Employees of participating Affiliates. The Plan was last restated effective as of January 1, 1991, and was subsequently amended from time to time. Prior to that restatement, the Plan was known as the Employee Stock Ownership Plan for Employees of Cullen/Frost Bankers, Inc. and Its Affiliates, established effective as of December 1, 1986. Said Plan is hereby further amended and restated as set forth herein, effective as of January 1, 1996, and shall continue to be known as "The 401(k) Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. and Its Affiliates". The Plan as amended and restated is a stock bonus plan which is a leveraged employee stock ownership plan. The Plan and related Trust Agreement are intended to satisfy the qualification requirements described in sections 401(a), 501(a), and 4975(e)(7) of the Code. The Plan contains savings features which are subject to the requirements of sections 401(k) and 401(m) of the Code as well as the requirements applicable to employee stock ownership plans.

1.2 Applicability of the Plan

The provisions of this Plan as set forth herein are applicable only to the Eligible Employees of an Employer in current employment on or after January 1, 1996, except as specifically provided herein. Except as so provided, any person who was covered under the Plan as in effect on December 31, 1995, and whose Service terminated under the Plan prior to January 1, 1996, and who was entitled to benefits under the provisions of the Plan as in effect on December 31, 1995, shall continue to be entitled to the same amount of benefits without change under this Plan.

1.3 Purpose of the Plan

The purpose of the Plan is to provide a convenient way for Participants to save on a regular and long-term basis for retirement and to transfer ownership of Company stock to participating employees. The Plan is designed to invest primarily in Company stock. For purposes of the Plan, "Company Stock" shall mean common stock issued by the Company which is readily tradable on an established securities market or any other qualifying employer securities as defined in Code section 409(l).

1.4 Working Copy

This document is a "working copy" document designed to reflect the inclusion of the amendments made to the January 1, 1996 amended and restated Plan document by Amendment Nos. 1 through 8 to the Plan. For reference purposes, section 14.10 sets forth certain effective dates of changes made to the Plan since the Plan's amendment and restatement effective date of January 1 1996. Except for the provisions of this section 1.4 and section 14.10, this working copy document reflects the content of the Plan, as amended by Amendment Nos. 1 through 8.

Article 2. Definitions

2.1 Definitions

Whenever used in the Plan, the following terms shall have the respective meanings set forth below unless otherwise expressly provided herein, and when the defined meaning is intended the term is capitalized.

(a)

"Account" means the separate account maintained for each Member which represents his or her total proportionate interest in the Trust Fund as of any Valuation Date and which consists of the sum of the following subaccounts:

(1)

"After-Tax Contributions Account" means that portion of such Member's Account which evidences the value of the After-Tax Contributions by the Participant under section 4.1 or transferred from the Harrisburg Bank Thrift Plan, including any gains and losses to the Trust Fund attributable thereto;

(2)

"Before-Tax Contributions Account" means that portion of such Member's Account which evidences the value of the Before-Tax Contributions made on his or her behalf by an Employer under section 4.2, transferred from the Citizens State Bank 401-k Profit Sharing Plan, or transferred from the Harrisburg Bank Thrift Plan, including any gains and loses of the Trust Fund attributable thereto;

(3)

"ESOP Account" means that portion of such Member's Account which evidences the value of the ESOP Contributions made on his or her behalf by an Employer under section 4.4, including any gains and losses of the Trust Fund attributable thereto;

(4)

"Matching Contributions Account" means that portion of such Member's Account which evidences the value of the Matching Contributions and/or Discretionary Matching Contributions made on his or her behalf by an Employer under section 4.3, transferred from the Citizens State Bank 401-k Profit Sharing Plan, or transferred from the Harrisburg Bank Thrift Plan, including any gains and losses of the Trust fund attributable thereto;

(5)

"Nonelective Discretionary Contributions Account" means that portion of such Member's Account which evidences the value of the nonelective discretionary contributions made on his or her behalf under the Citizens State Bank 401-k Profit Sharing Plan which were transferred from that plan, including any gains and losses attributable thereto;

(6)

"Rollover Contributions Account" means that portion of such Member's Account which evidences the value of Rollover Contributions, if any, made by the Participant under section 4.6, transferred from the Harrisburg Bank Thrift Plan, including any gains and losses to the Trust Fund attributable thereto.

Notwithstanding any provisions to the contrary, all subaccounts transferred as part of the merger of the Citizens State Bank 401-k Profit Sharing Plan or the Harrisburg Bank Thrift into the Plan shall be held as separate subaccounts under the Accounts named above from the similar types of contributions made under this Plan.

(b)	"Act" means the Employee Retirement Income Security Act of 1974, as amended.

(c)	"Affiliate" means-

(1)

any corporation other than the Company, i.e., either a subsidiary corporation or an affiliated or associated corporation of the Company, which together with the Company is a member of a "controlled group" of corporations (as defined in section 414(b) of the Code);

(2) any organization which together with the Company is under "common control" (as defined in section 414(c) of the Code);

(3) any organization which together with the Company is an "affiliated service group" (as defined in section 414(m) of the Code); or

(4) any other entity required to be aggregated with the Company pursuant to regulations under section 414(o) of the Code.

(d)	"After-Tax Contributions" means the contributions made by the Participant pursuant to his or her election as described in section 4.1.

(e)	"Before-Tax Contributions" means the contributions made by an Employer on behalf of a Participant pursuant to the Participant's election to reduce Compensation as described in section 4.2.

(f)	"Board" means the board of directors of the Company.

(g)	"Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

(h)	"Committee" means the Committee appointed by the Board pursuant to section 10.1.

(i)	"Company" means Cullen/Frost Bankers, Inc., a Texas corporation, and its successor(s).

(j)	"Compensation" means a Participant's pay, determined as follows:

(1)

For all purposes under the Plan, except as otherwise specified, Compensation means the Participant's base pay, overtime (including straight time and double time), shift differentials, commissions, and ATM pay from the Employer; provided that such amounts shall be determined prior to any reductions for amounts as described in Code section 415(c)(3)(D); and provided further that a Participant's "car allowance" shall not be part of Compensation as defined in this section 2.1(j)(1), and any payments related to credit life sales shall not be part of Compensation as defined in this section 2.1(j)(1).

(2) For purposes of allocating ESOP Contributions as described in section 4.5(d), Compensation means Compensation as described in section 2.1(j)(1) above.

(3)

For purposes of satisfying the limits on contributions described in section 4.8, and for purposes of determining whether an Employee is a Highly Compensated Employee as defined in section 2.1(u) and/or a Key Employee as defined in section 13.2(c), Compensation shall have the meaning described in section 2.1(j)(2) above; provided, however, that the Committee shall have the right in its sole discretion to select alternative definitions of Compensation for such purposes. Any such alternative definition shall be compensation as defined in section 414(s) of the Code during the relevant Plan Year as determined by the Committee each year in accordance with section 414(s) of the Code and the applicable Treasury regulations thereunder. Whichever definition is selected shall be applied uniformly to determine the Compensation of every Employee for the particular purpose for such Plan Year.

(4)

For purposes of applying the limits of section 415 of the Code, as described in section 4.9, Compensation means an Employee's compensation as defined in section 415(c)(3) of the Code and the applicable Treasury regulations thereunder.

Notwithstanding the foregoing provisions of this section 2.1(j), the Compensation of each Employee that may be taken into account under the Plan shall not exceed the "applicable dollar amount" of an Employee's annual Compensation; provided, however, that such annual dollar limitation shall not apply to Compensation for purposes of section 4.9. For purposes of this section 2.1(j), the term "applicable dollar amount" means the maximum annual compensation limit in effect pursuant to Code section 401(a)(17), which amount is $200,000 for the Plan Year beginning January 1, 2002, as such "applicable dollar amount" is adjusted for cost of living in accordance with Code section 401(a)(17)(B), or as a result of changes to the provisions in Code section 401(a)(17). For purposes of the definition of "Compensation" as described in sections 2.1(j)(3) and (j)(4) above, amounts as described in Code section 415(c)(3)(D) shall be included.

For purposes of the definition of Compensation, or any definition of Compensation based on Code section 414(s) or Code section 415(c)(3), amounts under Code section 125 include any amounts not available to a participant in cash in lieu of group health coverage because the participant is unable to certify that he or she has other health coverage. An amount will be treated as an amount under Code section 125 only if the Employer does not otherwise request or collect information regarding the participant's other health coverage as part of the enrollment process for the health plan. (See IRS Revenue Ruling 2002-27 regarding the provisions of this paragraph.)

(k)

"Disability" means a total physical or mental condition which, in the opinion of the Committee, causes a Participant to be totally and presumably permanently disabled, due to sickness or injury, so as to be completely and presumably permanently unable to perform the regular full-time active duties of his or her usual course of employment from a cause other than specified below:

(1) excessive and habitual use by the Participant of drugs, intoxicants or narcotics;

(2) injury or disease sustained by the Participant while willfully and illegally participating in fights, riots, civil insurrections or while committing a felony;

(3) injury or disease sustained by the Participant while serving in any armed forces;

(4) injury or disease sustained by the Participant diagnosed or discovered subsequent to the date his or her service has terminated;

(5) injury or disease sustained by the Participant while working for anyone other than the Employer and arising out of such employment; or

(6) injury or disease sustained by the Participant as a result of an act of war, whether or not such act arises from a formally declared state of war.

(l)

"Discretionary Matching Contributions" means the contributions made by an Employer to the Trust Fund on behalf of a Participant subject to the conditions and Employer discretion as described in section 4.3(b).

(m)	"Effective Date" means January 1, 1996.

(n)

"Eligible Employee" means any Employee of an Employer, other than an (i) Employee employed in a "part-time" employment status; (ii) a "leased employee" as described in section 3.7; or (iii) an Employee covered by a collective bargaining agreement between Employee representatives and the Employer, if retirement benefits were the subject of good faith bargaining. For purposes of this section 2.1(m), an Employee is employed in a "part-time" employment status if he or she is scheduled to perform less than 1,000 Hours of Service during any 12-consecutive month period; provided, however, that such Employee's "part-time" employment status shall cease at the time he or she performs at least 1,000 Hours of Service during any such period and that such employee shall immediately be considered to have satisfied the eligibility requirements of section 3.1. The determination of an Employee's employment status shall be made by the Employer in accordance with its standard employment practices, which shall be nondiscriminatorily applied and communicated to its Employees. Notwithstanding any provision in the Plan to the contrary, no individual who is designated, compensated or otherwise classified or treated as an independent contractor shall be eligible to become a Participant under the Plan regardless of whether such individual is, or may be, determined to be a common law employee of an Employer by the Internal Revenue Service, Department of Labor or other government agency or by a court of competent jurisdiction.

(o)	"Employee" means any person who is employed by the Company or an Affiliate.

(p)

"Employer" means the Company or any Affiliate which elects to become a party to the Plan, with the approval of the Company, by adopting the Plan for the benefit of its Eligible Employees in the manner described in Article 14.

(q)

"Employment Commencement Date" means the first day on which an Employee first performs an Hour of Service for an Employer or nonparticipating Affiliate or, if applicable, the first day following a One-Year Period of Severance, on which an Employee performs an Hour of Service for an Employer or nonparticipating Affiliate.

(r)	"Entry Date" means the first day of each calendar month.

(s)	"ESOP Contributions" means the contributions made by an Employer on behalf of a Participant under section 4.4.

(t)	"ESOP Loan" means a loan exempt from Code section 4975(c), the proceeds of which were applied to acquire the Company stock held in a suspense account described in section 7.1.

(u)	"Highly Compensated Employee" means, with respect to any Plan Year, an Employee described in Code section 414(q), and generally includes any Employee who:

(1) during the Plan Year or immediately preceding Plan Year, was at any time a 5-percent owner (as determined under Code section 416(i)(1)); or

(2)

during the preceding Plan Year, received Compensation in excess of $80,000, as adjusted by reference to Code section 414(q), provided that at the election of the Committee, the group covered under this section 2.1(u)(2) shall be limited to a "top-paid group" as provided under Code section 414(q)(1)(B).

A former Employee shall be treated as a Highly Compensated Employee if he was a Highly Compensated Employee when he incurred a separation of service or at any time after attaining age 55. In determining Highly Compensated Employees, the provisions of this section 2.1(u) shall be applied in accordance with the provisions of Code section 414(q) and related guidance, including the discretion of the Committee to make elections such as the calendar year election.

(v)	"Hour of Service" means a period of employment, as defined in section 3.6.

(w)

"Investment Fund" means any investment fund established by the Committee as an investment medium for the Trust Fund. The Committee shall have the discretion to establish and terminate such funds as it shall deem appropriate, including-

(1) a "Company Stock Fund" which shall be invested in common stock of the Company; and

(2)

a "Money-Market Fund" which shall be invested primarily in short-term evidences of indebtedness, including United States Government securities, securities issued by government-sponsored enterprises, federal agencies, bank certificates of deposit, commercial paper, notes and investments in the foregoing through the purchase of interests in investments in investment companies, bank common commingled, or collective funds, and insurance company separate accounts.

(x)

"Matching Contributions" means the contributions made by an Employer to the Trust Fund on behalf of a Participant, conditioned on the making of After-Tax Contributions and/or Before-Tax Contributions up to six percent of a Participant's Compensation per pay period, and other limitations as described in section 4.3(a).

(y)	"Member" means a Participant, or a former Participant who still has a balance in his or her Account.

(z)

"Normal Retirement Age" means the later of (i) the sixty-fifth birthday of a Participant, or (ii) the fifth anniversary of the date he or she became a Participant under the Plan; provided, however, that the Normal Retirement Age for an individual who becomes a Participant before January 1, 1991 shall be his or her sixty-fifth birthday.

(aa)	"One-Year Period of Severance" means a period of absence from employment, as described in section 3.5.

(bb)	"Participant" means any Employee of an Employer who has met and continues to meet the eligibility requirements of the Plan as set forth in section 3.1.

(cc)

"Plan" means The 401(k) Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. and Its Affiliates, as amended and restated effective as of January 1, 1996, and as it may be amended thereafter.

(dd)	"Plan Year" means the 12-consecutive-month period ending each December 31.

(ee)	"Rollover Contributions" means the contributions made by the Participant pursuant to section 4.6.

(ff)	"Service" means a period or periods of employment of an Employee by an Employer or a nonparticipating Affiliate as described in section 3.3.

(gg)	"Severance from Service" means a cessation of employment as described in section 3.4.

(hh)	"Trust Agreement" means any agreement establishing a trust, which forms part of the Plan, to receive, hold, invest, and dispose of the Trust Fund.

(ii)	"Trustee" means the corporation, or the entity, or individual or individuals, or combination thereof, acting as trustee under the Trust Agreement at any time of reference.

(jj)	"Trust Fund" means the assets of every kind and description which are held and administered by the Trustee pursuant to the Trust Agreement and the Plan.

(kk)

"Valuation Date" means each business day of the fiscal year of the Company and such other date or dates as the Committee shall declare as a Valuation Date for the Plan or for any Account, category of Accounts, or shares of Company stock.

2.2 Gender and Number
Unless the context clearly requires otherwise, the masculine pronoun whenever used shall include the feminine and neuter pronoun, and the singular shall include the plural.

Article 3. Participation and Service

3.1 Participation

Each Employee who was a Participant in the Plan on December 31, 1995, shall remain a Participant in the Plan. Each other Eligible Employee of the Employers shall become a Participant in the Plan on the Entry Date, coincident with or next following the day on which the Employee satisfies requirements (a) and (b):

(a)	Employment. He or she is then an Eligible Employee of an Employer; and

(b)	Minimum Service. He or she has completed 90 days of Service.

3.2 Duration of Participation; Reemployment

A Participant shall continue to be a Participant until he or she terminates his or her employment with all Employers; thereafter, he or she shall be a Member for as long as he or she has an Account. A Member shall resume his or her Participant status upon his or her reemployment as an Eligible Employee; provided, however, that if his or her prior Service is not reinstated pursuant to section 3.3(c), he or she shall become a Participant in accordance with the provisions of section 3.1. In the case of an Eligible Employee who has satisfied the eligibility requirements of section 3.1, but who was not employed as an Eligible Employee on the earliest Entry Date on which he or she could have become a Participant, he or she shall become a Participant upon his or her reemployment as an Eligible Employee if he or she is still credited with at least 90 days of Service on such date, and if he or she is not so credited, he or she shall become a Participant in accordance with the provisions of section 3.1.

3.3 Participation
An Employee shall be credited for Service for his or her period of employment with an Employer and each nonparticipating Affiliate, determined as follows:

(a)	An Employee shall be credited with Service as follows:

	(1)	An Employee shall receive credit, for purposes of determining eligibility to participate, for the completion of 90 days of continuous employment beginning on his or her Employment Commencement Date.

(2)

An Employee shall receive credit, for purposes of vesting, for the total period of elapsed time, beginning with his or her Employment Commencement Date and ending with his or her Severance from Service. Service shall be determined in completed years with each 12 months of employment by the Employer or Affiliate constituting one year. A Member shall be credited with Service in whole years of such Member's period(s) of service (whether or not such period(s) of employment were consecutive) which are not disregarded as a result of the application of the Severance from Service rules of section 3.3(c). Non-successive periods of employment must be aggregated and less than whole year periods of employment (whether or not consecutive) shall be aggregated on the basis that 12 months of employment (30 days shall be deemed to be a month in the case of aggregation of fractional months) equal a whole year of Service.

(b)	Service shall not be deemed to have been broken-

	(1)	By any transfer of employment of an Employee between Affiliate regardless of whether the Affiliate is an Employer hereunder; or

	(2)	During such period as an Employee is receiving credit for Hours of Service under section 3.6.

(c)	If an Employee who has had a Severance from Service is subsequently reemployed as an Eligible Employee-

(1)

If he or she is reemployed before a One-Year Period of Severance occurs after such Severance from Service, the Service he or she had at such Severance from Service shall be reinstated upon his or her reemployment and, if such Severance from Service resulted from quit, discharge or retirement, he or she shall be credited with Service for the period between his or her Severance from Service and his or her reemployment.

	(2)	If he or she is reemployed after a One-Year Period of Severance occurs after such Severance from Service, he or she shall be considered a new Employee for purposes of the Plan, except-

(A)

If at such Severance from Service he or she had a vested interest in any portion of his or her ESOP Account or his or her Matching Contributions Account, Service he or she had at such Severance from Service shall be reinstated upon such Employee's most recent Employment Commencement Date.

(B)

If section 3.3(c)(2)(A) is not applicable, and if the Employee's number of consecutive One-Year Periods of Severance does not equal or exceed five, the years of Service he or she had at such Severance from Service shall be reinstated upon such Employee's most recent Employment Commencement Date.

(d)

The period of employment of a Participant who was employed by any predecessor or acquired business up to the date of its merger with or acquisition by the Company or any Affiliate from his or her most recent Employment Commencement Date with such merged or acquired business may be included in determining Service for vesting purposes in accordance with a uniform policy applied with respect to all of the then employed employees (or all of a specified category of employees) of such predecessor or acquired business to the extent specifically provided by formal action on the part of the Employer. Formal action shall be taken by resolution of its board of directors or other governing authority, or by written instrument executed by a person or group of persons who have been authorized by resolution of its board of directors or other governing authority as having authority to take such action.

(e)

The period of employment of an Eligible Employee who was employed by Portland State Bank prior to June 7, 1991, when it was acquired by the Company from his or her most recent Employment Commencement Date with Portland State Bank shall be included in determining Service for vesting purposes in accordance with a uniform policy applied with respect to all of the employees of Portland State Bank who became Employees on June 7, 1991.

(f)

The period of employment of an Eligible Employee who was employed by Texas Commerce Bank-Corpus Christi prior to April 15, 1994, from his or her most recent Employment Commencement Date with Texas Commerce Bank-Corpus Christi shall be included in determining Service for eligibility and vesting purposes in accordance with a uniform policy applied with respect to all of the employees of Texas Commerce Bank-Corpus Christi who became Employees on April 15, 1994 (the date of the acquisition of Texas Commerce Bank-Corpus Christi by the Company).

(g)

The period of employment of an Eligible Employee who was employed by Creekwood Capital Corporation or its wholly-owned subsidiary, Creekwood Capital Services, prior to December 3, 1994, from his or her last date of commencement of employment with Creekwood Capital Corporation or its wholly-owned subsidiary, Creekwood Capital Services, shall be included in determining Service for eligibility and vesting purposes in accordance with a uniform policy applied with respect to all of the employees of said entities who became Employees on December 3, 1994 (the date of the acquisition of said entities by the Company).

(h)	The period of employment of an Eligible Employee who was employed by-

	(1)	Valley National Bank in McAllen, Texas, prior to April 4, 1995,

	(2)	National Commerce Bank in Houston, Texas, prior to May 19, 1995, or

(3)

Comerica Bank in the two branches in San Antonio, Texas, prior to the date on which said branches are acquired by the Company from his or her last date of commencement of employment with such prior employer shall be included in determining Service for vesting purposes in accordance with a uniform policy applied with respect to all of the employees of said entities who became Employees on April 4, 1995, or on May 19, 1995, or who will become Employees on the effective date of the acquisition of the branches of Comerica Bank by the Company, respectively. An Eligible Employee described in the preceding sentence shall become a Participant and may elect to begin making Before-Tax Contributions and/or After-Tax Contributions on the Entry Date next following the respective date that the Company acquired his or her former employer as noted above if the individual is an Eligible Employee on that Entry Date.

(i)	The period of employment of an Eligible Employee who was employed by-

	(1)	State Bank and Trust Co. in San Marcos, Texas, prior to January 6, 1996, or

	(2)	Park National Bank in Houston, Texas, prior to February 16, 1996,

prior to the date on which said banks were acquired by the Company from his or her last date of commencement of employment with such prior employer shall be included in determining Service for vesting purposes in accordance with a uniform policy applied with respect to all of the employees of said entities who became Employees on January 5, 1996 or on February 16, 1996, respectively. An Eligible Employee described in the preceding sentence shall become a Participant and may elect to begin making Before-Tax Contributions and/or After-Tax Contributions on the Entry Date next following the respective date that the Company acquired his or her former employer as noted above if the individual is an Eligible Employee on that Entry Date.

(j)

The period of employment of an Eligible Employee who was employed by the Citizens State Bank, Corpus Christi, Texas, prior to March 7, 1997 from his or her last date of commencement of employment with such prior employer shall be included in determining his or her Service for vesting purposes in accordance with a uniform policy applied with respect to all of the employees of said entities who became Employees on March 7, 1997. An Eligible Employee described in the preceding sentence shall become a Participant and may elect to begin making Before-Tax Contributions and/or After-Tax Contributions on the Entry Date next following the date that the Company acquired his or her former employer as noted above if the individual is an Eligible Employee on that Entry Date.

(k)

The period of employment of an Eligible Employee who was employed by Overton Bancshares, Inc. from his or her last date of commencement of employment with such prior employer shall be included in determining his or her Service for vesting purposes in accordance with a uniform policy applied with respect to all of the employees of said entity who became Employees on May 29, 1998. An Eligible Employee described in the preceding sentence shall become a Participant and may elect to begin making Before-Tax Contributions and/or After-Tax Contributions on the Entry Date next following the date that the Company acquired his or her former employer (May 29, 1998) if the individual is an Eligible Employee on that Entry Date.

(l)

The period of employment of an Eligible Employee who was employed by Harrisburg Bank from his or her last date of commencement of employment with such prior employer shall be included in determining his or her Service for vesting purposes in accordance with a uniform policy applied with respect to all of the employees of said entity who became Employees on January 2, 1998. An Eligible Employee described in the preceding sentence shall become a Participant and may elect to begin making Before-Tax Contributions and/or After-Tax Contributions on the Entry Date next following the date that the Company acquired his or her former employer (January 2, 1998) if the individual is an Eligible Employee on that Entry Date.

(m)	The period of employment of an Eligible Employee who was employed by-

	(1)	Professional Insurance Agents Inc. (now known as Frost Insurance Agency) prior to May 1, 1999 (the effective date with respect to this employer),

	(2)	Commerce Financial Corporation prior to May 21, 1999 (the effective date with respect to this employer), or

	(3)	Keller State Bank prior to January 15, 1999 (the effective date with respect to this employer)

from his last date of commencement of employment with such prior employer shall be included in determining his Service in accordance with a uniform policy applied with respect to all of the employees of said employers who became Employees as of the respective effective dates referenced above; provided, however, an Eligible Employee described in the preceding sentence shall become a Participant and may elect to begin making Before-Tax Contributions and/or After-Tax Contributions on the Entry Date next following the date that the Company acquired his or her former employer as noted above, if the individual is an Eligible Employee on that Entry Date.

3.4 Severance from Service
"Severance from Service" shall mean the earlier of (a) or (b) below:

(a)	The date the Employee quits, retires, is discharged, or dies; or

(b)

The first anniversary of the first day of an Employee's absence from employment as an Employee (with or without pay) for any reason other than in subsection (a) above, such as vacation, holiday, sickness, leave of absence, layoff, or military service; provided, however, that in the case of an authorized leave of absence approved by an Employer in accordance with its standard personnel practices, the applicable date under this section 3.4(b) shall be the last day of the approved absence if such date is later than the applicable first anniversary date. An Employee who fails to return to employment as an Employee at the expiration of any such absence shall be deemed to have had a Severance from Service on the first to occur of the expiration of the approved period of absence or the first anniversary of the first day of his or her absence.

3.5 One-Year Period of Severance

"One-Year Period of Severance" shall mean each 12-consecutive-month period beginning on the date an Employee incurs a Severance from Service and ending on each anniversary of such date, provided that the Employee does not perform an Hour of Service during such period. Solely for purposes of determining whether a One-Year Period of Severance has occurred, in the case of an Employee who is absent from work beyond the first anniversary of the first date of an absence and the absence is for an approved leave for maternity or paternity reasons, the date the Employee incurs a Severance from Service shall be the second anniversary of the Employee's absence from employment. The period between the first and second anniversary of the first day of absence shall not constitute Service. For purposes of this section 3.5, an absence from work for maternity or paternity reasons means an absence (i) by reason of pregnancy of the individual, (ii) by reason of the birth of a child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement.

3.6 Hours of Service
An Employee shall receive credit for Hours of Service for purposes of the Plan, as follows:

(a)

One hour for each hour for which he or she is paid, or entitled to payment, by an Employer or nonparticipating Affiliate for the performance of duties during the applicable computation period for which his or her Hours of Service are being determined under the Plan.

(b)

One hour for each hour, in addition to the hours in subsection (a) above, for which he or she is directly or indirectly paid, or entitled to payment, by an Employer or nonparticipating Affiliate, on account of a period of time during which no duties are performed due to vacation, holiday, illness, disability, layoff, jury duty, military duty, or leave of absence. For purposes of this section 3.6(b), a leave of absence includes a leave granted for maternity or paternity reasons which include an absence by reason of the pregnancy of the Employee, by reason of the birth of a child of the Employee, by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee, or for purposes of caring for such child for a period immediately following such birth or placement.

(c)	One hour for each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer or nonparticipating Affiliate, with no duplication of credit for hours.

(d)	Hours of Service shall be credited in accordance with the rules of Department of Labor regulation 2530.200(b)-2(b) and (c), which are incorporated herein by reference.

3.7 Leased Employees

A person who is not an Employee of an Employer or nonparticipating Affiliate and who performs services for an Employer or a nonparticipating Affiliate pursuant to an agreement between the Employer or nonparticipating Affiliate and a leasing organization shall be considered a "leased employee" if such person performed the services on a substantially full-time basis for a year and the services are performed under the primary direction or control of the Employer or Affiliate. A person who is considered a "leased employee" of an Employer or nonparticipating Affiliate shall not be considered an Employee for purposes of participating in this Plan or receiving any contribution or benefit under this Plan. A leased employee shall be excluded from this Plan regardless of whether the leased employee participates in any plan maintained by the leasing organization. However, if a leased employee participates in the Plan as a result of subsequent employment with an Employer or nonparticipating Affiliate, he or she shall receive Service for his or her employment as a leased employee. Notwithstanding the preceding provisions of this section, a leased employee will be included as an Employee for purposes of applying the requirements described in section 414(n)(3) of the Code and for purposes of determining the number and identity of Highly Compensated Employees.

3.8 Special Provisions for Participants Who Enter the Armed Forces

Notwithstanding any provisions of this Plan to the contrary, contributions, benefits and service credits with respect to "qualified military service" (as defined in Code section 414(u)(5)) shall be provided and administered in accordance with Code section 414(u). In addition, loan repayments will be suspended under the Plan as permitted under Code section 414(u)(4) for Members on a leave of absence for such qualified military service. It is the intent of this section 3.8 to comply with the provisions and requirements of Code section 414(u) as implemented and interpreted under Plan administrative procedures and provisions as may be in effect from time to time.

Article 4. Contributions

4.1 After-Tax Contributions

For each Plan Year, each Participant may elect, on a form provided by the Committee, to contribute After-Tax Contributions to the Plan. Such contributions shall be made in the amount of any "applicable percentage" of the Participant's Compensation for any pay period for which his or her election is in effect. For purposes of this section 4.1, the term "applicable percentage" shall mean any whole percentage of not less than two percent and not exceeding 16 percent; provided, however, that the sum of the applicable percentage under this section 4.1 and the applicable percentage under section 4.2 elected by the Participant for any Plan Year shall not exceed 16 percent. After-Tax Contributions shall be paid to the Plan through payroll deductions. Subject to the special rules provided in the following paragraph, such election must be made effective on the first Entry Date immediately after becoming eligible to participate upon 30 days' prior notice to the Committee, otherwise such election can only be effective on any subsequent Entry Date upon 30 days' prior notice to the Committee.

Whenever an Eligible Employee commences or recommences participation under the Plan as provided in section 3.2 (without having to satisfy the Service requirements of section 3.1 after his or her reemployment), such Eligible Employee shall file his or her election at least 30 days prior to the date on which he or she is to commence or recommence his or her status as a Participant. In such cases, his or her election shall become effective as of the first day of the first pay period of the month beginning coincident with or after the date on which he or she so commences or recommences his or her status as a Participant. If such Participant fails to so file his or her election by the date provided for in the preceding provisions of this paragraph, such election can only be made effective on any subsequent Entry Date upon 30 days' prior notice to the Committee.

A Participant may elect, no more than twice each Plan Year, on a form provided by the Committee to increase or decrease his or her After-Tax Contributions as of the first day of any pay period upon ten business days' prior notice to the Committee (within the percentage limits stated above). A change between After-Tax Contributions and Before-Tax Contributions shall not be considered a change, but a suspension of After-Tax Contributions shall count as a change. Such elections shall be effective only with respect to Compensation not yet earned as of the effective dates of such elections. A Participant must wait until the next Entry Date to resume After-Tax Contributions following a voluntary suspension permitted under this paragraph.

After making the two changes as permitted above, a Participant may still elect on a form provided by the Committee to cease making After-Tax Contributions as of the first day of any pay period with ten business days' prior notice to the Committee; provided, however, that an election to again make such contributions may only be made as of the first day of January or any Entry Date subsequent to such January 1st.

The After-Tax Contributions made on behalf of each Participant shall be paid by each Employer to the Trustee as soon as practical after the end of every pay period and allocated to such Participant's After-Tax Contributions Account as of the date such amounts were received by the Trustee. In no event shall the payment of such Contributions be later than the first date on which such Contributions can be reasonably segregated from the Employer's general assets.

The Committee may adopt rules concerning the administration of this subsection.

4.2 Before-Tax Contributions

For each Plan Year, each Employer shall contribute to the Plan on behalf of that Employer's Participants an amount equal to the Compensation reductions elected by such Participants pursuant to this section. Each Participant may elect, on a form provided by the Committee, to reduce his or her Compensation by any "applicable percentage" for any pay period for which his or her election is in effect and to have the amount by which his or her Compensation is reduced contributed on his or her behalf by his or her Employer as a Before-Tax Contribution to the Plan. For purposes of this section 4.2, the term "applicable percentage" shall mean any whole percentage of not less than two percent and not exceeding 16 percent; provided, however, that the sum of the applicable percentage under this section 4.2 and the applicable percentage under this section 4.1 elected by the Participant for any Plan Year shall not exceed 16 percent. Subject to the special rules provided in the following paragraph, such election must be made effective on the first Entry Date immediately after becoming eligible to participate upon 30 days' prior notice to the Committee, otherwise such election can only be made effective on the first day of any subsequent Entry Date upon 30 days' prior notice to the Committee.

Whenever an Eligible Employee commences or recommences participation under the Plan as provided in section 3.2 (without having to satisfy the Service requirements of section 3.1 after his or her reemployment), such Eligible Employee shall file his or her election at least 30 days prior to the date on which he or she is to commence or recommence his or her status as a Participant. In such cases, his or her election shall become effective as of the first day of the first pay period of the month beginning coincident with or after the date on which he or she so commences or recommences his or her status as a Participant. If such Participant fails to so file his or her election by the date provided for in the preceding provisions of this paragraph, such election can only be made effective on any subsequent Entry Date upon 30 days' prior notice to the Committee.

A Participant may elect, no more than twice each Plan Year, on a form provided by the Committee to increase or decrease his or her Compensation reductions as of the first day of any pay period upon ten business days' prior notice to the Committee (within the percentage limits stated above). A change between Before-Tax Contributions and After-Tax Contributions shall not be considered a change, but a suspension of Before-Tax Contributions shall count as a change. Such elections shall be effective only with respect to Compensation not yet earned as of the effective dates of such elections. A Participant must wait until the next Entry Date to resume Before-Tax Contributions following a voluntary suspension permitted under this paragraph.

After making the two changes as permitted above, a Participant may still elect on a form provided by the Committee to cease making Before-Tax Contributions as of the first day of any pay period with ten business days' prior notice to the Committee; provided, however, that an election to again make such contributions may only be made as of the first day of January or any Entry Date subsequent to such January 1st.

The Before-Tax Contributions made on behalf of each Participant shall be paid by each Employer to the Trustee as soon as practical after the end of every pay period and allocated to such Participant's Before-Tax Contributions Account as of the date such amounts were received by the Trustee. In no event shall the payment of such Contributions be later than the first date on which such Contributions can be reasonably segregated from the Employer's general assets.

The Committee may adopt rules concerning the administration of this subsection.

Notwithstanding any provisions in this section 4.2 to the contrary, effective as of January 1, 2002, Participants who are eligible to make Before-Tax Contributions under the Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Code section 414(v), and applicable regulations and guidance issued pursuant thereto. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such catch-up contributions. Any catch-up contributions that are made pursuant to this paragraph and Code section 414(v) shall not be eligible for the Matching Contributions described in section 4.3.

4.3 Matching Contributions and Discretionary Matching Contributions

(a)

Matching Contributions. For each Plan Year, each Employer shall make a Matching Contribution to the Trust Fund on behalf of each Participant who has elected to make After-Tax Contributions and/or Before-Tax Contributions for the Plan Year. The Matching Contributions shall equal 100 percent of the After-Tax Contributions and/or Before-Tax Contributions made by a Participant up to six percent of the Compensation of the Participant for the pay period (but not to exceed the limitation amount described in section 4.8). Matching Contributions to be made on behalf of a Participant for any Plan Year shall be determined in reference to each pay period within such Plan Year during which the Participant has an election in effect with respect to After-Tax Contributions and/or Before-Tax Contributions. In addition, effective as of January 1, 1999, at the end of each Plan Year and such other date or dates as the Committee shall deem appropriate in its sole discretion, the maximum Matching Contributions to be made on behalf of a Participant for any Plan Year shall be determined in reference to the Compensation of the Participant for the entire Plan Year-to-date. If said annual limit on Matching Contributions increases the Matching Contribution for any Participant, then such additional Matching Contributions shall be made in cash or in Company stock in an amount determined by the Committee prior to the date of filing the Company's income tax return for such Plan Year. Effective January 1, 1999, the Matching Contributions in total, shall equal 100 percent of the After-Tax Contributions and/or Before-Tax Contributions made by a Participant up to six percent of the Compensation of the Participant for the entire Plan Year period.

The Matching Contributions made on behalf of each Participant may be paid by each Employer to the Trustee in the form of cash or Company stock; provided that Matching Contributions shall be paid in cash in such amounts and at such times as needed to provide the Trust with funds sufficient to satisfy the ESOP Loan repayment for the applicable year, except to the extent such principal and interest payments have been otherwise satisfied. Company stock released from the suspense account pursuant to section 7.1 shall be allocated pursuant to section 4.7 to such Participant's Matching Contributions Account as of the date of the release.

(b)

Discretionary Matching Contributions. Effective as of January 1, 1999, Discretionary Matching Contributions shall no longer be permitted to be made to the Plan. Discretionary Matching Contributions, if any, which were previously made shall be subject to all of the provisions subject to all of the provisions of the Plan regarding Matching Contributions, including, but not limited to, the vesting provisions of Article 5, the distributions and withdrawals provisions of Article 6, and the investment elections provisions of Article 7.

4.4 ESOP Contributions

(a)

ESOP Reversion Contribution from Retirement Plan. Effective as of December 1, 1986, the Inactive Employees Plan of the Retirement Plan for Employees of Cullen/Frost Bankers, Inc., and Its Affiliates was terminated. The excess assets under said terminated plan were transferred to the Plan on behalf of the Employers participating in the Plan as of December 1, 1986, invested in Company stock, and allocated to the Participants' ESOP Accounts prior to January 1, 1991.

(b)

Regular ESOP Contributions. For each Plan Year, the Employer may make an ESOP Contribution to the Trust Fund on behalf of each Participant who, during the Plan Year (i) was actively employed by the Employer on the last day of such Plan Year or (ii) retired on or after his or her attaining age 55 with at least five years of Service or (iii) died or (iv) incurred a Disability. Such contribution shall be made in cash or Company stock in an amount determined by the Board prior to the date of filing the Company's income tax return for such Plan Year; provided that ESOP Contributions shall be paid in cash in such amounts and at such times as needed to provide the Trust with funds sufficient to satisfy the ESOP Loan repayment for the applicable year (after subtraction of such loan repayment made under section 4.5), except to the extent such principal and interest have been otherwise satisfied. Company stock held in a suspense account under section 7.1 of the Plan and released by the repayment of the ESOP Loan by ESOP Contributions and any additional ESOP Contributions not applied to the repayment of the ESOP Loan shall be allocated pursuant to section 4.5.

(c)

Subaccounts. The Committee shall maintain or cause to be maintained, such subaccounts as it deems necessary to the beneficial interests of each Participant under his or her ESOP Account, including but not limited to information necessary to determine and distinguish Company stock released from any suspense account described in section 7.1 from other Company stock and to account for cash, if any, held in his or her ESOP Account.

4.5 Allocation of Matching Contributions and ESOP Contributions

Matching Contributions and ESOP Contributions that are to be applied to ESOP Loan amortization payments shall not actually be allocated to Participants' Accounts, but shall be treated as so allocated (in the same proportions as the shares of Company stock that are thereby released from the suspense account are to be allocated to Participants' Accounts) solely for the purposes of applying the limitations of Code section 415. Company stock released from the suspense account by the amortization of the ESOP Loan and any additional Matching and ESOP Contributions shall be allocated in the following manner:

(a)

A percentage (not to exceed 100 percent) shall be determined by dividing the value of Matching Contributions to be made by the Employer for the Plan Year by the value of the Company stock released from the suspense account for the Plan Year pursuant to section 7.1 and the forfeitures to be reallocated pursuant to section 4.7. For the purpose of determining the value of Company stock for this calculation, the current market value of the Company stock determined in accordance with section 7.4 on the most recent Valuation Date coinciding with or preceding the date the allocation is being made shall be used.

(b)

The percentage determined in subsection (a) above shall be multiplied by the total number of shares of Company stock released from the suspense account and the forfeitures to be reallocated pursuant to section 4.7 for the relevant pay period of the Plan Year, and the resulting number of full and fractional shares of Company stock shall be allocated to the Matching Contributions Accounts of Participants eligible to receive Matching Contributions under section 4.3 for the relevant pay period of the Plan Year. Such allocation shall be made in the ratio that each Participant's After-Tax Contributions and Before-Tax Contribution (up to six percent of the Participant's Compensation for each pay period) bears to the Employer's Matching Contributions for the relevant pay period of the Plan Year.

(c)

Any additional Matching Contributions contributed by an Employer in cash or Company stock which are not applied to reduce the ESOP Loan shall be allocated to the Matching Contribution Accounts of Participants in an amount which, when added to the value of the Company stock released from the suspense account pursuant to section 7.1 and allocated under subsection (b) above, shall equal the matching contribution percentage (100 percent for each Plan Year) of each Participant's After-Tax Contributions and Before-Tax Contributions (up to six percent of the Participant's Compensation for each pay period).

(d)

The remaining shares of Company stock released pursuant to section 7.1 which are not allocated pursuant to subsection (b) above and any additional ESOP Contributions contributed by an Employer in cash or Company stock which are not applied to reduce the ESOP Loan shall be allocated to the ESOP Accounts of all Participants eligible to receive ESOP Contributions under section 4.4 for the Plan Year. Such allocation shall be made in the ratio that each such Participant's Compensation during such Plan Year bears to the total Compensation during such Plan Year of all Participants entitled to share in ESOP Contributions.

4.6 Rollover Contributions

(a)

Amounts and Methods. The term "Rollover Contributions" shall mean the contributions described under this section 4.6, which include part or all of an "Eligible Rollover Distribution", as defined in section 4.6(b)(1) below. An Eligible Employee of an Employer may, in accordance with procedures approved by the Committee and subject to the terms and limitations described below, make Rollover Contributions using the following methods:

(1)

an Eligible Employee may contribute a Rollover Contribution of the amounts described above to the Plan; provided, however, that such a contribution must be paid over to the Trustee in cash on or before the sixtieth day after receipt by the Eligible Employee of the distribution (except where a longer period may apply pursuant to a waiver under Code section 402(c)(3)(B)); or

(2)

an Eligible Employee of an Employer may make a Rollover Contribution of an "Eligible Rollover Distribution", as defined in section 4.6(b)(1) below, by a payment to the Trust Fund directly from an "Eligible Retirement Plan," as defined in section 4.6(b)(2) below.

(b)	Definitions. For purposes of this section 4.6:

(1)

An "Eligible Rollover Distribution" shall have the same meaning provided in section 6.11(b)(4) except that the distribution must be from the balance to the credit of the Eligible Employee from an "Eligible Retirement Plan" other than the Plan. For purposes of this section 4.6(b)(1), this Plan is a plan that agrees to provide for the separate accounting as described in Code section 402(c)(2)(A).

	(2)	An "Eligible Retirement Plan" shall have the same meaning provided in section 6.11(b)(3).

(c)	Limitations. Rollover Contributions to the Plan are subject to the following limitations:

(1)

The Eligible Rollover Distribution must have been accrued by the Eligible Employee under the Eligible Retirement Plan of his or her former employer or awarded to the Eligible Employee as an alternate payee under a qualified domestic relations order, as defined in Code section 414(p), as the spouse or former spouse of a participant in the Eligible Retirement Plan;

(2)

An Eligible Employee may make Rollover Contributions relating to any Eligible Retirement Plan; provided, however, that an Eligible Employee shall not be permitted to make more than two Rollover Contributions with respect to distributions from any particular Eligible Retirement Plan;

	(3)	All Rollover Contributions must be made in the form of cash or cash equivalents subject to the two following exceptions:

		(A)	Rollover Contributions may be made in the form of Company stock; and

(B)

Rollover Contributions may be made in the form of an outstanding plan account loan of an Eligible Employee that is maintained under a "qualified trust" (meaning an employees' trust described in Code section 401(a) which is exempt from tax under Code section 501(a)) of another plan maintained by the Company or an Affiliate, or is maintained under a "qualified trust" of a plan maintained by an entity involved in an acquisition with the Company or an Affiliate, if such Eligible Employee becomes employed by the Company or Affiliate as a result of such acquisition; provided, however, that such loan transfer shall only be permitted if the Eligible Employee is transferring his entire plan account to this Plan and such transfer satisfies such other rules and requirements as are established by the Committee for such loan transfers;

	(4)	The Plan shall not accept a Rollover Contribution in an amount less than $200.

(d)

Rollover Account; Rules and Procedures. All Rollover Contributions under this section 4.6 with respect to an Eligible Employee shall be credited and allocated to such Eligible Employee's Rollover Contributions Account. The funds in such Rollover Contributions Account shall be fully vested and nonforfeitable. The Committee shall establish such procedures and may require such additional information from the Participant as it deems necessary or appropriate to determine that a proposed Rollover Contribution will satisfy the provisions of this section 4.6. Rollover Contributions shall be transmitted to the Trustee to be invested in such Investment Funds as the Eligible Employee may select, in accordance with such rules as are provided in Article 7, or in accordance with other procedures approved by the Committee.

4.7 Application of Forfeitures
Forfeitures occurring during a Plan Year in the Matching Contributions Account and/or ESOP Account of a Member shall be applied in the following order:

(a)	Forfeitures shall be used to restore forfeitures in the corresponding Matching Contributions Accounts and/or ESOP Accounts pursuant to sections 6.3 and 10.11 of the Plan.

(b)	Forfeitures shall be used to pay Plan expenses as described in section 10.2 to the extent not paid by the Employer.

(c)

Forfeitures shall be used to reduce the amount of Matching Contributions due to be paid by the Employers, and as a result of any such reduction, such amount shall thereby be applied and allocated as a Matching Contribution.

(d)

Forfeitures shall be used to reduce the amount of Discretionary Matching Contributions, if any, due to be paid by the Employers, and as a result of any such reduction, such amount shall thereby be applied and allocated as a Discretionary Matching Contribution.

4.8 Limitations on Contributions

(a)

Dollar Limit on Before-Tax Contributions. In no event shall any Employer make Before-Tax Contributions on behalf of a Participant for any calendar year in excess of the "applicable dollar amount" in effect for such year as provided for under Code section 402(g)(1)(B) (as such amount may be adjusted in accordance with the provisions of Code section 402(g)(4)). This limit shall be applied by aggregating all plans and arrangements maintained by the Company and all Affiliates that provide for elective deferrals (as defined in section 402(g) of the Code). If this limit would be exceeded by contributions to this Plan, the Committee shall distribute the amount of such excess (plus earnings thereon) to the Member no later than the April 15 following the calendar year in which such excess was made. If this limit would be exceeded by the contribution of excess elective deferrals to this Plan and to the plan of another employer, the Committee shall distribute the amount of such excess (plus earnings thereon) to the Member no later than the April 15 following the calendar year in which such excess was made if the Member provides the Committee with a written claim requesting a refund of the excess by the March 31 following the calendar year in which the excess was made. Excess elective deferrals means elective deferrals (under section 402(g) of the Code) in excess of the annual limit on such deferrals in section 402(e)(3) of the Code. The Committee may require additional proof regarding the existence of excess elective deferrals. Before-Tax Contributions to be distributed for a taxable year under this section 4.8(a) shall be reduced by Before-Tax Contributions previously distributed under section 4.8(c) for the Plan Year beginning in such taxable year.

(b)

Plan Aggregation. In the event that this Plan satisfies the requirements of Code sections 401(k), 401(m), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if any one or more other plans satisfy the requirements of such Code sections only if aggregated with this Plan, then section 4.8(c) and (d) shall be applied as if all such plans were a single plan. If two or more plans are permissively aggregated for purposes of section 4.8(c) or (d), then the aggregated plans must satisfy Code section 401(a)(4) and 410(b) as though they were a single plan.

For purposes of section 4.8(c) and (d), the actual deferral percentage and contribution percentage, respectively, for any eligible Highly Compensated Employee shall be determined by treating all plans of the Company and any Affiliate which are subject to Code sections 401(k) or 401(m) respectively as a single plan except to the extent such plans cannot be permissively aggregated.

(c)

Limitations on Before-Tax Contributions. Effective January 1, 1999, the Plan shall be treated as satisfying the actual deferral percentage test based on the alternative method described in Code section 401(k)(12). For any Plan Year for which the Plan does not meet the requirements of Code section 401(k)(12), the subsequent provisions of this section 4.8(c) shall continue to apply as limitations on Before-Tax Contributions under the Plan.

For the Plan Years ending on December 31, 1997 and December 31, 1998, in no event shall any Employer make Before-Tax Contributions for any Plan Year that would result in the actual deferral percentage of the group of Highly Compensated Employees eligible to participate in the Plan exceeding the greater of-

	(1)	one and one-quarter times the actual deferral percentage of the group of all other eligible Employees; or

(2)

the lesser of (A) two times the actual deferral percentage of the group of all other eligible Employees or (B) the actual deferral percentage of the group of all other eligible Employees plus two percentage points.

The actual deferral percentage of each group of eligible Employees for any Plan Year shall be the average of the ratios (calculated separately for each eligible Employee in each group) of (i) the Before-Tax Contributions made on behalf of each eligible Employee for such Plan Year to (ii) such eligible Employee's Compensation for such Plan Year.

The actual deferral percentages for Highly Compensated Employees shall be determined based on the current Plan Year information, while the deferral percentages for all other Eligible Employees shall be determined based on the information for the immediately preceding Plan Year; provided, however, that the Company may elect to use current year information for both groups.

A Before-Tax Contribution shall be taken into account under this section 4.8(c) with respect to a Plan Year only if (I) such contribution relates to Compensation that either would have been received by the Employee in the Plan Year (but for the deferral election) or is attributable to services performed by the Employee in the Plan Year and would have been received by the Employee within 2-1/2 months after the close of the Plan Year (but for the deferral election), and (II) the Before-Tax Contribution is allocated to the Employee as of a date within that Plan Year. A Before-Tax Contribution shall be considered allocated as of date within a Plan Year if the allocation is not contingent on participation or performance of services after such date and the Before-Tax Contribution is actually paid to the Trust no later than 12 months after the Plan Year to which such contribution relates.

To the extent necessary to conform to such limitation, the Committee shall reduce Before-Tax Contributions made on behalf of the Highly Compensated Employees. The amount of the excess contributions shall be determined by reducing contributions made on behalf of Highly Compensated Employees (in the order of their actual deferral percentages) beginning with the Highly Compensated Employees who elected the highest percentages of such contributions. However, such reduction shall be effected by reducing the Before-Tax Contributions made on behalf of Highly Compensated Employees (in the order of their Before-Tax Contribution amounts) beginning with the Highly Compensated Employees who made the largest dollar amounts of Before-Tax Contributions. Any such reduction in the Before-Tax Contributions already contributed on behalf of any Participant shall be refunded to the Participant as soon as administratively possible, as provided under rules adopted by the Committee. A reduction pursuant to this section 4.8(c) which results in a refund of Before-Tax Contributions already contributed under the Plan shall be adjusted for earnings/losses allocable to such amounts during the Plan Year of such Contributions but shall not reflect earnings/losses during the period between the end of the Plan Year and the date of the distribution. The Plan shall allocate earnings/losses to excess contributions using an alternative method described in the Code section 401(k) regulations or any reasonable method as determined by the Committee from year to year. The Matching Contributions, if any, that relate to such distributed Before-Tax Contributions and any allocable earnings/losses during the Plan Year shall be treated as a forfeiture under section 4.7 except to the extent that such amounts are distributable pursuant to section 4.8(d). Before-Tax Contributions to be distributed for a Plan Year under this section 4.8(c) shall be reduced by Before-Tax Contributions previously distributed under section 4.8(a) for the taxable year ending in the same Plan Year.

(d)

Limitations on After-Tax Contributions, Matching Contributions, and Discretionary Contributions. Effective January 1, 1999, the Plan shall be treated as satisfying the contribution percentage test on Matching Contributions based on the alternative method described in Code section 401(m)(11). For any Plan Year for which the Plan does not meet the requirements of Code section 401(m)(11), the subsequent provisions of this section 4.8(d) shall continue to apply as limitations on Matching Contributions (as well as After-Tax Contributions) under the Plan.

For Plan Years beginning on or after January 1, 1999, in no event shall After-Tax Contributions for any Plan Year be made which would result in the contribution percentage of the group of Highly Compensated Employees eligible to participate in the Plan exceeding the contribution percentage of the group of all other eligible Employees by more than the greater of-

	(1)	one and one-quarter times the contribution percentage of the group of all other eligible Employees; or

(2)

the lesser of (A) two times the contribution percentage of the group of all other eligible Employees or (B) the contribution percentage of the group of all other eligible Employees plus two percentage points.

The contribution percentage of each group of eligible Employees for any Plan Year shall be the average of the ratios (calculated separately for each eligible Employee in each group) of (i) the After-Tax Contributions made on behalf of each eligible Employee for such Plan Year to (ii) such eligible Employee's Compensation for such Plan Year.

Effective for Plan Years ending December 31, 1997 and December 31, 1998, in no event shall After-Tax Contributions, Matching Contributions, and Discretionary Matching Contributions for any Plan Year be made which would result in the contribution percentage of the group of Highly Compensated Employees eligible to participate in the Plan exceeding the contribution percentage of the group of all other eligible Employees by more than the greater of-

	(1)	one and one-quarter times the contribution percentage of the group of all other eligible Employees; or

(2)

the lesser of (A) two times the contribution percentage of the group of all other eligible Employees or (B) the contribution percentage of the group of all other eligible Employees plus two percentage points.

The contribution percentage of each group of eligible Employees for any Plan Year shall be the average of the ratios (calculated separately for each eligible Employee in each group) of (i) the After-Tax Contributions, Matching Contributions, and Discretionary Matching Contributions made on behalf of each eligible Employee for such Plan Year to (ii) such eligible Employee's Compensation for such Plan Year.

Effective January 1, 1997, the contribution percentages for Highly Compensated Employees shall be determined based on the current Plan Year information, while the contribution percentages for all other employees shall be determined based on the information for the immediately preceding Plan Year; provided, however, that for the Plan Years ending December 31, 1997 and December 31, 1998, the Company may elect to use current year information for both groups. Effective January 1, 1999, the Plan must satisfy the contribution percentage test using the current year testing method.

To the extent necessary to conform to such limitation, the Committee shall reduce After-Tax Contributions made on behalf of the Highly Compensated Employees in a manner similar to the method used in subsection (c). The amount of excess aggregate contributions shall be determined by reducing After-Tax Contributions made on behalf of Highly Compensated Employees (in the order of their contribution percentages) beginning with the Highly Compensated Employee who elected the highest percentage of such contributions. However, such reduction shall be effected by reducing the After-Tax Contributions made on behalf of Highly Compensated Employees (in the order of their After-Tax Contribution amounts) beginning with the Highly Compensated Employees who made the largest dollar amounts of After-Tax Contributions. Any such reduction in After-Tax Contributions made on behalf of any Participant shall be refunded to him or her as soon as administratively possible, as provided in rules adopted by the Committee at the time. To the extent necessary to conform to such limitation after reducing After-Tax Contributions as necessary, the Committee shall reduce Matching Contributions and/or Discretionary Matching Contributions made on behalf of the Highly Compensated Employees in a manner similar to the method used in subsections (c) and (d) above. Any such reduction in Matching Contributions or Discretionary Matching Contributions made on behalf of any Participant shall be paid to the Participant (if vested) or treated as a forfeiture under section 4.7 (to the extent the remainder, if any, is forfeitable), as provided under rules adopted by the Committee. Any amount so forfeited shall not be available for reallocation to such Participant pursuant to section 4.7.

Any such refund of After-Tax Contributions or reduction in the Matching Contributions or Discretionary Matching Contributions made on behalf of any Participant shall be adjusted for earnings/losses allocable to such amounts during the Plan Year of such contributions but shall not reflect earnings/losses during the period between the end of the Plan Year and the date of the distribution. The Plan shall allocate earnings/losses to excess aggregate contributions using an alternative method described in the Code section 401(m) regulations or any reasonable method as determined by the Committee from year to year.

(e)

To the extent permitted by applicable regulations, the Committee may elect to take all or any portion of the Matching Contributions and/or Discretionary Matching Contributions into account in applying the deferral percentage test described in section 4.8(c) of the Plan. Only Matching Contributions and Discretionary Matching Contributions which satisfy the additional requirements described in Code section 401(k) may be used for this purpose.

(f)

For Plan Years beginning before January 1, 1999, the Committee may elect to take Before-Tax Contributions into account in applying the contribution percentage test of subsection (d) if the conditions described in Treasury Regulations section 1.401(m)-1(b)(5) and any other applicable regulations are satisfied.

(g)

The Committee may take such additional action as it shall consider appropriate to ensure compliance with the requirements of this section 4.8. Such action may include, but is not limited to, reducing the maximum amount of After-Tax Contributions under section 4.1 and Before-Tax Contributions under section 4.2 that can be contributed on behalf of or by any Highly Compensated Employees. In addition, the Committee, in its sole discretion, may limit such contributions to a stated percentage prior to the beginning of any Plan Year or for the remaining portion of any Plan Year regardless of whether additional contributions may have been permissible under the nondiscrimination requirements of this section 4.8.

4.9 Limitations on Annual Account Additions

(a)	Annual Account Addition. "Annual Account Addition" means for any Participant for any Plan Year, which shall also be the limitation year, the sum of-

	(1)	Employer contributions made for him or her under any defined contribution plan for such Plan Year;

	(2)	such Participant's contributions to any defined contribution plan for such Plan Year;

	(3)	forfeitures allocated to him or her under any defined contribution plan for such Plan Year; and

	(4)	contributions allocated on his or her behalf to any individual medical account under sections 401(h)(6) and 419A(d) of the Code.

Any "defined contribution plan" means all defined contribution plans of the Company and Affiliates considered as one plan. For purposes of this section, "Affiliate" shall have the meaning prescribed in section 2.1, except that the phrase "more than 50 percent" shall be substituted for the phrase "at least 80 percent" each place it appears in Code section 1563(a)(1). For the purpose of determining the value of Company stock allocated to a Participant's Account which has been released from a loan suspense account under section 7.1, the value of such Company stock shall be its value at the date of contribution to the Trust. A restored forfeiture pursuant to section 6.3 shall not be included as part of any Participant's Annual Account Addition.

Notwithstanding the foregoing, if no more than one-third of Employer contributions are allocated to Highly Compensated Employees, a Participant's Annual Account Addition does not include Employer contributions which are applied to the payment of interest accruing under the ESOP Loan or forfeitures of Company stock reallocated to a Member's ESOP Account and Matching Contributions Account.

(b)	Limitation. A Participant's Annual Account Addition for any Plan Year shall not exceed the lesser of--

	(1)	$40,000 (or such adjusted amount as may be prescribed under Code section 415(d)); or

	(2)	100 percent of such Participant's Compensation for such Plan Year.

The limitation in section 4.9(b)(2) shall not apply to (i) any contribution for medical benefits (within the meaning of Code section 419A(f)(2)) after separation from service which are treated as an Annual Account Addition, or (ii) any amount otherwise treated as an Annual Account Addition under Code section 415(l)(1).

(c)

Reduction in Annual Account Additions. If in any Plan Year a Participant's Annual Account Addition exceeds the limitation determined under subsection (b) above, such excess shall not be allocated to his or her accounts in any defined contribution plan but shall be handled in the following manner and order until such excess is eliminated:

(1)

Participant's portions of the allocations of After-Tax Contributions for such Plan Year as adjusted for related gain to the extent there were no attributable Matching Contributions or Discretionary Matching Contributions shall be returned to the Participant;

(2)

Participant's portions of the allocations of After-Tax Contributions for such Plan Year as adjusted for related gain and any attributable Matching Contributions or Discretionary Matching Contributions shall be returned to the Participant and the attributable Matching Contributions or Discretionary Matching Contributions shall be placed in a suspense account;

(3)

Participant's portions of the allocations of Before-Tax Contributions for such Plan Year as adjusted for related gain to the extent there were no attributable Matching Contributions or Discretionary Matching Contributions shall be refunded to the Participant;

(4)

Participant's portions of the allocations of Before-Tax Contributions for such Plan Year as adjusted for related gain (said gain adjustment shall be effective for limitation years beginning after December 31, 1995) and any attributable Matching Contributions or Discretionary Matching Contributions shall be refunded to the Participant and the attributable Matching Contributions or Discretionary Matching Contributions shall be placed in a suspense account; and

(5)

Participant's portions of the allocations of ESOP Contributions shall be placed in a suspense account, except that Participant's portion of Company stock which has been allocated to Participant after release from a suspense account under section 7.1 shall be reallocated among other Participants eligible to share in the allocations of Company stock contributions for such Plan Year.

The amount held in such suspense account that is attributable to contributions of an Employer shall be used to reduce contributions by that Employer for the next following Plan Year. Such suspense account shall share in the gains and losses of the Trust Fund on the same basis as other Accounts.

The above reductions shall be applied to this Plan first, and thereafter to any other defined contribution plan. Any reductions shall be made in a manner which shall not cause discrimination or violate any sections of the Code.

(d)

Code Section 415. The limitations and provisions of this section 4.9 shall be applied in accordance with the provisions of Code section 415 and the regulations issued thereunder, which are hereby incorporated by reference into the Plan. In addition, the limitations and reductions provided for in this section 4.9 shall be applied in accordance with such rules as the Committee may prescribe from time to time to carry out the provisions of this section 4.9 and Code section 415, including any transition rules which are or have been applicable under Code section 415 resulting from the changes in the limitations provided thereunder.

Article 5. Vesting in Accounts

5.1 After-Tax Contributions Account, Before-Tax Contributions Account, and Rollover Contributions Account
A Member shall at all times be fully vested and have a nonforfeitable interest in his or her After-Tax Contributions Account, Before-Tax Contributions Account, and Rollover Contributions Account.

5.2 ESOP Account and Matching Contributions Account

(a)

General. A Member whose Employment Commencement Date was before January 1, 1991 shall be fully vested and have a nonforfeitable interest in his or her Matching Contributions Account and ESOP Account. A Member whose Employment Commencement Date was after December 31, 1990 shall have a vested and nonforfeitable interest in that portion of his or her Matching Contributions Account and ESOP Account in accordance with the following schedule:

Completed Years of Service	Vested Percentage

Less than 1 Year	0%
1 Year	20%
2 Year	40%
3 Years	60%
4 Years	80%
5 or More Years	100%

(b)

Adjusted Vested Percentage. In any case where a forfeiture which occurred after the Participant was partially vested is restored in accordance with the provisions of section 6.3 at a time when the Member's vested percentage in his or her Matching Contributions Account and ESOP Account is less than 100 percent (as determined under the other provisions of this section 5.2), the vested portion of the Member's Matching Contributions Account and/or ESOP Account determined at such time or any subsequent time before such Member becomes 100 percent vested in his or her Matching Contributions Account and ESOP Account (as determined under the other provisions of this section 5.2) shall be determined as follows:

(1)

the amount(s) previously so distributed to the Member from his or her Matching Contributions Account or ESOP Account shall be added to the then current balance of such Account determined as of such date or later date when the vested portion of his or her Matching Contributions Account or ESOP Account is being determined;

(2)

the amount determined under (1) above shall be multiplied by the vested percentage in section 5.2(a) as of such date when his or her vested portion of his or her Matching Contributions Account or ESOP Account is being determined; and

(3)

the amount(s) previously so distributed to the Member shall be deducted from the produce calculated under (2) above to determine the vested portion of his or her Matching Contributions Account or ESOP Account on such date or later date.

(c)	Accelerated Vesting. Notwithstanding subsection (a) above, a Member shall be fully vested and have a nonforfeitable interest in his or her entire Matching Contributions Account and ESOP Account if-

(1)	while still an Employee, he or she attains Normal Retirement Age;

(2)	he dies or suffers a Disability while an Employee; or

(3)

while he or she is an Employee, contributions to the Plan are completely discontinued or the Plan is terminated, or the Plan is partially terminated and such Member is affected by such partial termination.

(d)

Vesting Under Plan Prior to Amendment and Restatement. A Participant with three or more years of service on December 31, 1990 shall be entitled to continue under the vesting schedule in effect on December 31, 1990, if at termination of employment it would produce a larger vested benefit for such Participant.

(e)

Vesting After 1998. Notwithstanding any Plan provisions to the contrary, effective January 1, 1999, a Member shall at all times be fully vested and have a nonforfeitable interest in his or her entire Account. Members who terminated employment prior to January 1, 1999, shall remain subject to the prior vesting provisions under this section 5.2 and the forfeiture provisions under section 6.3.

5.3 Accounts Transferred form Citizens State Bank

Notwithstanding any provisions to the contrary, effective as of December 31, 1997, all Participants under the Citizens State Bank 401-k Profit Sharing Plan whose accounts under said plan were transferred into the Plan as of December 31, 1997, shall be fully vested in said transferred accounts. All benefits which accrue under the Plan shall be subject to the vesting schedules provided under Sections 5.1 and 5.2, whichever is applicable.

5.4 Accounts Transferred form Harrisburg Bank

Notwithstanding any provisions to the contrary, effective as of December 31, 1997, all Participants under the Citizens State Bank 401-k Profit Sharing Plan whose accounts under said plan were transferred into the Plan as of December 31, 1997, shall be fully vested in said transferred accounts. All benefits which accrue under the Plan shall be subject to the vesting schedules provided under Sections 5.1 and 5.2, whichever is applicable.

Article 6. Distribution and Withdrawals

6.1 Distribution Upon Retirement, Death, or Disability

Upon a Member's retirement at or after his or her Normal Retirement Age or termination of employment because of his or her Disability or death, the Member's Account shall be distributed to the Member, or to his or her beneficiary in case of his or her death, as soon as administratively practicable following the end of the applicable calendar month. The value of the Member's Account shall be determined as of the last Valuation Date of the calendar month preceding the date of such distribution and adjusted for any amounts credited/debited to his or her Account subsequent to such Valuation Date. Notwithstanding any provision to the contrary, the value of any Company stock for which payment in cash is to be made shall be determined in accordance with the procedures described in section 7.4. Effective as of January 1, 1998, if the nonforfeitable portion of a Member's Account exceeds $5,000 (or such higher amount as may be permitted under applicable law or regulation), then such distribution shall not be made (without the Member's consent) at any time before the earlier of his or her sixty-fifth birthday or his or her death. A Member's consent is not valid unless the Member has received a general description of the material features and an explanation of the relative values of optional forms (if any) available to the Member and information regarding the Member's right to deferred receipt of the distribution. Such information materials shall be given and consent obtained at the time and in the manner required by law. For purposes of this section 6.1, in addition to a determination of a Disability as determined under the definition of "Disability" in section 2.1(k), a Member shall be considered to have terminated employment due to a "Disability" if such Member has been determined to be disabled and is eligible to receive benefits due to such disability under Social Security or a benefit program maintained by an Employer providing for long-term disability benefits. Notwithstanding the foregoing provisions herein, in calculating the distribution dollar threshold amount described herein ($5,000 for the 2002 Plan Year), amounts credited to a Member's Account that are credited to a Rollover Contributions Account shall not be recognized.

6.2 Distribution Upon Termination of Employment for Reasons Other Than Retirement, Death, or Disability

Upon the termination of employment of a Member for any reason other than his or her retirement at or after Normal Retirement Age, death, or Disability, the full amount of the Member's After-Tax Contributions Account, Before-Tax Contributions Account, Nonelective Discretionary Contributions Account, and Rollover Contributions Account and the vested portion of his or her ESOP Account and Matching Contributions Account shall be distributed to him or her, as soon as administratively practicable following the end of the applicable calendar month. The value of the Member's Account shall be determined as of the last Valuation Date of the calendar month preceding the date of such distribution and adjusted for any amounts credited/debited to his or her Account subsequent to such Valuation Date. Notwithstanding any provision to the contrary, the value of any Company stock for which payment in cash is to be made shall be determined in accordance with the procedures described in section 7.4. Effective as of January 1, 1998, if the nonforfeitable portion of a Member's Account exceeds $5,000 (or such higher amount as may be permitted under applicable law or regulation), then such distribution shall not be made (without the Member's consent) at any time before the earlier of his or her sixty-fifth birthday or his or her death. A Member's consent is not valid unless the Member has received a general description of the material features and an explanation of the relative values of optional forms (if any) available to the Member and information regarding the Member's right to deferred receipt of the distribution. Such information materials shall be given and consent obtained within the time frames required by law. Notwithstanding the foregoing provisions herein, in calculating the distribution dollar threshold amount described herein ($5,000 for the 2002 Plan Year), amounts credited to a Member's Account that are credited to a Rollover Contributions Account shall not be recognized.

6.3 Forfeitures

(a)

Effective as of January 1, 1998, if a Member's employment as an Employee terminates and the nonforfeitable portion of a Member's Account is not greater than $5,000 (or such higher amount as may be permitted under applicable law or regulation)(and at the time of any prior distribution never exceeded the then applicable maximum dollar limit), the Member shall receive a distribution of the value of the nonforfeitable portion of his or her Account, and the nonvested portion shall be treated as a forfeiture on the day on which the distribution occurred and applied pursuant to section 4.7. If the Member terminates employment as an Employee and he or she is zero percent vested in his or her Account at such time, such Member shall be considered to have received a distribution of such zero balance amount on his or her termination of employment date and the foregoing provisions of this section 6.3(a) shall be applied to such Member. Notwithstanding the foregoing provisions herein, in calculating the distribution dollar threshold amount described herein ($5,000 for the 2002 Plan Year), amounts credited to a Member's Account that are credited to a Rollover Contributions Account shall not be recognized.

(b)

Effective as of January 1, 1998, if a Member's employment as an Employee terminates and the value of the nonforfeitable portion of his or her Account is greater than $5,000 (or such higher amount as may be permitted under applicable law or regulation)(and at the time of any prior distribution never exceeded the then applicable maximum dollar limit), the Member may elect to receive a distribution of the nonforfeitable portion of his or her Account and the forfeitable portion of such Account will be treated as a forfeiture on the day on which the distribution occurred and applied pursuant to section 4.7. Notwithstanding the foregoing provisions herein, in calculating the distribution dollar threshold amount described herein ($5,000 for the 2002 Plan Year), amounts credited to a Member's Account that are credited to a Rollover Contributions Account shall not be recognized.

(c)

If a Member receives a distribution pursuant to subsection (a) or (b) which is less than the value of the Member's Account and is reemployed by any Employer or nonparticipating Affiliate prior to incurring five consecutive One-Year Periods of Severance, the portion of such Account forfeited pursuant to subsection (a) or (b) shall be automatically restored to his or her Account. The source for restoring forfeitures shall be first, current forfeitures, and if insufficient, an additional contribution by the Member's Employer.

(d)

In the event a Member has the forfeitable portion of his or her Account restored as provided in section 6.3(c), the vested portion of the Member's Account determined at such time or any subsequent time before such Member becomes 100 percent vested shall be determined in accordance with section 5.2(b).

(e)

If a Member incurs five consecutive One-Year Periods of Severance, he or she shall permanently forfeit the portion of his or her Account that was not vested pursuant to section 5.2 at the time of his or her initial termination of employment, or if no amount was forfeited at such time, he or she shall permanently forfeit the nonvested portions of his or her Account at the time he or she incurs such five consecutive One-Year Periods of Severance, and such forfeitures shall be applied pursuant to section 4.7.

(f)

Notwithstanding any Plan provisions to the contrary, the nonvested interest, if any, in the Account of a Member whose Service terminated under the Plan prior to the Effective Date shall be treated as a forfeiture as of the date on which the Member incurs five consecutive One-Year Periods of Severance (or, if earlier, the date of the Member's death) in accordance with the terms of the Plan in effect at his or her termination. Any such forfeitures which are recognized after the Effective Date shall be applied pursuant to section 4.7.

(g)	If a portion of a Participant's Account is forfeited, Company stock which was allocated from loan suspense account as described in section 7.1 shall be forfeited only after other assets.

6.4 Commencement of Distributions

(a)

Subject to the provisions of sections 6.1 and 6.2, distributions pursuant to sections 6.1 and 6.2 shall be made or commence to the Member or his or her Beneficiary as soon as practicable following the close of the calendar month in which the Member's employment terminated or in which the Member consents to the distribution, if applicable.

(b)	Subject to sections 6.1 and 6.2 distribution of a Member's Account will begin not later than the sixtieth day after the later to close of the Plan Year in which-

	(1)	he attains his or her Normal Retirement Age; or

	(2)	his termination of employment occurs.

(c)

If a Member dies after his or her termination of employment but prior to receiving the full distribution of his or her Account to which he or she is entitled under this Article 6, any unpaid balance thereof at the time of his or her death shall be distributed to the Member's beneficiary in a lump sum, to be distributed as soon as practicable and permissible under the Code after his or her death and in any event within five years after his or her death.

(d)	Amounts payable hereunder shall continue to be maintained and adjusted under sections 8.3 and 8.4 pending such payment.

(e)	Notwithstanding any Plan provisions to the contrary, no distribution shall be made from a Before-Tax Contributions Account earlier than upon one of the following events:

	(1)	The Participant's retirement, death or separation from service;

	(2)	The termination of the Plan without establishment or maintenance of another defined contribution plan (other than an employee stock ownership plan or a simplified employee pension);

	(3)	The Participant's attainment of age 59-1/2 or the Participant's hardship;

(4)

The sale or other disposition by a corporation to an unrelated corporation of substantially all of the assets used in a trade or business, but only with respect to Participants who continue employment with the acquiring corporation and the acquiring corporation does not maintain the Plan after the disposition; and

(5)

The sale or other disposition by a corporation of its interest in a subsidiary to an unrelated entity but only with respect to Participants who continue employment with the subsidiary and the acquiring entity does not maintain the Plan after the disposition.

Items (2), (4) and (5) above apply only if the distribution is in the form of a lump sum. Items (4) and (5) above apply if the transferor corporation continues to maintain the Plan.

6.5 Method of Distribution

(a)

In General. All distributions from a Member's Account shall be in a lump sum, except to the extent expressly provided under Section 6.5(b) below. Payment shall be made either in cash, Company stock, or part in cash and part in Company stock as elected by the Participant (or his or her beneficiary, if applicable) except that the value of fractional shares of Company stock shall be distributed in cash. Notwithstanding the foregoing, the portion of the Participant's Account that the Participant elected to invest in an Investment Fund other than the Company Stock Fund shall be distributed in cash only. If no election regarding the method of distribution is made, Company stock shall be distributed to the extent the Participant's Account is invested in the Company Stock Fund, and in any event cash shall be distributed in lieu of fractional shares. The value of Company stock for which payment in cash is to be made shall be determined in accordance with the procedures described in section 7.4. Amounts payable hereunder shall continue to be maintained and adjusted under sections 8.3 and 8.4 pending such payment. Notwithstanding the foregoing provisions of this section 6.5(a), in the case of an automatic distribution of a Member's Account in accordance with section 6.3(a), such distribution shall be entirely in cash, unless such Member (or his or her beneficiary, if applicable) elects Company stock for any portion of such Account invested in Company stock.

(b)

Merged Accounts. Notwithstanding any Plan provisions to the contrary, solely with respect to any portion of a Member's subaccounts which reflect amounts transferred from the Citizens State Bank 401-k Profit Sharing Account and/or from the Harrisburg Bank Thrift Plan and any subsequent gains or losses attributable thereto, a Participant or beneficiary may elect distribution under one, or any combination, of the following methods: (1) by payment in a lump sum; or (2) by payment in monthly, quarterly, or annual installments over a fixed reasonable period of time, not exceeding the life expectancy of the Participant, or the joint life and last survivor expectancy of the Participant and his or her beneficiary; provided, however, that the time period shall be such that the present value of the payments actuarially expected to be made to the Member shall be more than 50 percent of the present value of the total payments actuarially expected to be made to the Member and his or her designated beneficiary.

If the Member dies prior to the time that distribution of his or her Account has commenced or has been irrevocably committed to be paid, then the Member (the Member's designated beneficiary if authorized by the Member) may elect one of the forms of payment described in the preceding sentence; provided, however, that if the Member's beneficiary is not his or her surviving spouse and if the distribution does not commence within one year of the Member's death the term certain shall be such that the Member's entire benefit will be distributed not later than the last day of the five-year period following the death of the Member; and provided, further, that if the Member's beneficiary is his or her surviving spouse or if the distribution does commence within one year of the Member's death the term certain shall not exceed the life expectancy of the beneficiary. For purposes of the foregoing, if a Member's beneficiary is his or her surviving spouse and such surviving spouse dies before payments commence, then the benefit commencement date shall be deemed to be within one year of such Member's death if it is within one year of the death of such surviving spouse.

These distribution options are available only if the nonforfeitable portion of a Participant's Account exceeds $5,000 (or such higher amount as may be permitted under applicable law or regulation). To facilitate installment payments under this Section 6.5(b), the Committee may direct the Trustee to segregate all or any part of the Participant's benefit into a separate Account. The Trustee will invest the Participant's segregated Account in federally insured interest-bearing savings account(s) or time deposit(s) (or a combination of both), or in other fixed income investments. A segregated Account remains a part of the Trust, but it alone shares in any income it earns, and it alone bears any expense or loss it incurs. A Participant or beneficiary may elect to receive an installment distribution in the form of a nontransferable annuity contract. Under an installment distribution, the Participant or beneficiary, at any time, may elect to accelerate the payment of all, or any portion, of a Participant's unpaid nonforfeitable Account.

6.6 Minimum Distribution

Notwithstanding anything to the contrary contained in this Article 6, all distributions under this Plan shall be made in accordance with Code section 401(a)(9) and the regulations thereunder, as such Code section 401(a)(9) relates to minimum distributions and not required distributions as discussed in section 6.7. Provisions of the Plan regarding payment of distributions shall be interpreted and applied in accordance with such minimum distributions provisions of Code section 401(a)(9) and the regulations thereunder.

6.7 Required Distribution

In no event shall the payment of a Member's benefits under the Plan commence later than the April 1 of the calendar year following the calendar year in which occurs the later of (i) the Member's attainment of age 70-1/2, or (ii) the Member's termination of employment as an Employee (except this (ii) shall not apply as long as the Member is a "5-percent owner" (as defined in Code section 416(i)(1)(B))). Notwithstanding the foregoing provisions of this section 6.7, in the case of a Member who attains age 70-1/2 in the 2000 calendar year (or who attained age 70-1/2 before such year) and who is still employed as an Employee, such Member shall be permitted to elect to have the provisions of this section 6.7 in effect immediately prior to January 1, 2000 apply as long as the Member remains so employed as a Member. Such an election shall be in accordance with IRS guidance issued for the provisions of Code sections 401(a)(9) and 411(d)(6). The foregoing provisions of this section 6.7 shall be interpreted and applied in accordance with Code section 401(a)(9) and the regulations thereunder.

6.8 Withdrawals by Member
A Participant may make a withdrawal from his or her Account in accordance with the following provisions:

(a)

Withdrawals From After-Tax Contributions Accounts and Rollover Contributions Accounts. A Participant may make a withdrawal of all or any portion of the balance credited to his or her Before-Tax Contributions Account and/or Rollover Contributions Account including earnings thereon. Such withrawals shall not affect the Participant's right to otherwise participate in the Plan and shall be made pursuant to such rules as the Committee may prescribe. Notwithstanding any provisions to the contrary, withdrawal of any After-Tax Contributions which entitled the Member to an allocation of a Matching Contribution and/or Discretionary Matching Contribution shall result in a suspension of all such Participant's contributions for a six-month period following such withdrawal.

(b)

Withdrawals After Attaining Age 59-1/2. A Participant may make a withdrawal of all or any portion of the balance credited to his or her Before-Tax Contributions Account at any time after he or she attains age 59-1/2. Such withdrawals shall be made pursuant to such rules as the Committee may prescribe and shall not affect the Participant's right to otherwise participate in the Plan.

(c)

Hardship Withdrawals. In the event of a "hardship" (as described in this subsection (c)), a Participant may make a hardship withdrawal from his or her "available withdrawal funds". A Participant's "available withdrawal funds" shall mean the vested balances credited to (1) the Participant's Before-Tax Contributions Account less any earnings credited to the Participant's Before-Tax Contributions Account and (2) the Participant's ESOP Account, provided, however, that the amount available for hardship withdrawal from his or her ESOP Account shall not exceed the difference between his or her vested interest in his or her Matching Contributions Account and the total previous withdrawals from his or her ESOP Account. For purposes of this subsection (c), a "hardship" shall mean one of the following immediate and heavy financial needs:

(1)

Payment of "medical expenses" (described in section 213(d)) of the Code previously incurred by the Participant, the Participant's spouse or any "dependents" (as defined in section 152 of the Code) or necessary for these persons to obtain medical care described in section 213(d) of the Code;

	(2)	Purchase, excluding mortgage payments, of a principal residence for the Participant;

(3)

Payment of tuition and related educational fees for the next twelve months of post-secondary education for the Participant, the Participant's spouse, children or dependents (as defined in section 152 of the Code);

	(4)	Payment to prevent the eviction of the Participant from his or her principal residence or the foreclosure on the mortgage of the Participant's principal residence; or

	(5)	Such other financial needs as are published from time to time by the Commissioner of Internal Revenue as "deemed" immediate and heavy financial needs.

A financial need shall not fail to qualify as immediate and heavy merely because such need was reasonably foreseeable or voluntarily incurred by such Participant. A hardship withdrawal shall be deemed necessary to satisfy an immediate and heavy financial need as described above, if the following requirements are met:

(i)

the distribution does not exceed the amount of the Participant's immediate and heavy financial need (the amount of an immediate and heavy financial need may include any amounts necessary to pay federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution);

		(ii)	the Participant has previously obtained all other distributions and nontaxable loans currently available from the Employer's plans; and

(iii)

all Participant's contributions and elective contributions, including but not limited to Before-Tax Contributions and After-Tax Contributions hereunder, shall be suspended for the six-month period following receipt of the hardship distribution under the terms of each Plan or an otherwise legally enforceable agreement; provided, that such suspension period shall also apply to hardship distributions prior to January 1, 2002, but such suspension period shall not end prior to January 1, 2002.

(d)

Withdrawals in General. All withdrawal requests pursuant to this section 6.8 shall be filed with the Committee, and shall be made on such withdrawal request form and in such manner as the Committee may prescribe from time to time. The minimum withdrawal amount shall be $500 or the balance of the subaccount which is subject to the relevant withdrawal provision, if smaller. Withdrawals and withdrawal payments pursuant to this section 6.8 shall be subject to and made in accordance with such rules and procedures as the Committee may prescribe from time to time. The value of the Participant's funds available for withdrawal shall be determined as of his or her withdrawal effective date in accordance with section 8.3. The value of any Company stock for which payment in cash is to be made shall be determined in accordance with the procedures described in section 7.4. If a withdrawal results in a required suspension of contributions for the Participant, then the Participant must file a new election form in accordance with the requirements of section 4.1 or 4.2 in order to resume making contributions under the Plan.

6.9 Loans

The Committee, in its sole discretion, may permit the Plan to make a loan to an eligible Member as described in section 6.9(d) from the Loan Assets credited to his or her Account as determined under section 6.9(b). Any such loan shall be subject to the following provisions of this section 6.9:

(a)

Loans in General. Each request for a loan shall be made using telephonic communications and in such manner as may be prescribed by the Committee from time to time. The Committee may require the eligible Member to provide documentation needed for processing the loan request. In addition to the further provisions of this section 6.9, the Committee shall from time to time adopt written administrative rules, regulations and procedures relating to the terms, conditions and the making of loans as it deems necessary and appropriate to carry out the provisions of this section 6.9. Any such written rules, regulations and procedures in effect from time to time shall form a part of the loan provisions of this section 6.9 and shall be communicated to the eligible Member. The Committee shall administer the loan provisions of this section 6.9 in a non-discriminatory manner and in accordance with the applicable provisions of the Code and ERISA as they relate to loans under plans such as the Plan.

(b)

Loan Assets. Any amount up to 100 percent of the vested balance credited to the eligible Member's Account shall be "Loan Assets" available for loans pursuant to this section 6.9, subject to the maximum loan limitations of section 6.9(c). The determination and value of the eligible Member's Loan Assets shall be determined as of the Valuation Date on which his or her loan request is made or, if later, the date his or her loan is approved. As part of the Committee's written administrative rules and procedures, the Committee shall adopt rules and procedures for the priority allocation of loan payments from and among any applicable subaccounts including or within the eligible Member's Rollover Contributions Account, After-Tax Contributions Account, Before-Tax Contributions Account, ESOP Account, and Matching Contributions Account and from and among the Investment Funds in which the eligible Member's Loan Assets are invested.

(c)	Amount of Loan. The maximum amount of an eligible Member's loan shall not exceed the lesser of:

	(1)	$50,000, reduced by the excess (if any) of (A) minus (B) below-

		(A)	the highest outstanding balance of the loan of the eligible Member under the Plan during the one-year period ending on the date before the date on which a loan is made,

		(B)	the outstanding balance of the loan of the eligible Member under the Plan on the date on which such loan is made; or

	(2)	the lesser of-

		(A)	one-half of the current value of the eligible Member's vested interest in his or her Account under the Plan (after reductions are made for withdrawal payments), or

		(B)	100 percent of the eligible Member's Loan Assets as described in section 6.9(b).

All determinations of the maximum loan amount under this section 6.9(c) shall be made as of the date any loan payment to an eligible Member is to be made, and such maximum amount shall reflect any outstanding loans an eligible Member may have under the Plan and any other qualified plan maintained by the Employers or any Affiliate. The minimum amount of any loan shall be $500 or such smaller amount determined by the Committee in accordance with its administrative rules and procedures as described in section 6.9(a).

(d)

Eligible Members; Loan Availability. Loans under this section 6.9 shall only be available to an "eligible Member" as described in this section 6.9(d). For purposes of section 6.9, the term "eligible Member" shall mean a Participant who is an Employee of a participating Employer on the date the loan is made or any other Participant or Beneficiary who is a "party in interest" as defined in ERISA section 3(14) on the date on which the loan is made. A loan to an eligible Member who is not an Employee shall be offered on different terms and conditions than other loans where the differences are based solely on factors that are legally considered by commercial entities in the business on making similar loans. Pursuant to the Committee's written administrative rules, regulations and procedures (as provided for in section 6.9(a)), the Committee shall determine the terms and conditions for such loans which may include, but shall not be limited to, charging an application fee, charging a higher interest rate, requiring a credit report and providing a payment method and schedule for loan repayments. Additionally, pursuant to such written administrative rules, regulations and procedures, the Committee may determine that loans will not be available to a particular group of eligible Members if the availability of loans to such group would cause the loans under the Plan to be available on a discriminatory basis.

(e)

Term of Loan. The term for the repayment of any loan under this section 6.9 shall not extend beyond a five-year period from the date of the loan payment; provided, however, that if the eligible Member can show, by proof satisfactory to the Committee, that such loan is to be used to acquire a dwelling unit which within a reasonable period of time is to be used as the principal residence of the eligible Member, then the term for such loan may extend beyond such five-year period and for a period as approved by the Committee which is not beyond a 30-year period; provided, however, that in no event shall the period extend beyond the later of the Participant's Normal Retirement Age or five years from the date of loan commencement.

(f)

Interest Rate. All loans under this section 6.9 shall bear a "reasonable rate of interest" which provides the Plan with a return commensurate with the prevailing interest rate charged on similar commercial loans by persons in the business of lending money. Such "reasonable rate of interest" shall be determined by the Committee in accordance with such administrative rules and procedures as it establishes from time to time, and after giving due consideration to those factors as may be prescribed under section 408(b)(1) of ERISA or other applicable law with respect to the establishment of an interest rate for loans under employee benefit plans. In determining such interest rate, variable factors, such as the credit worthiness of the eligible Member and the security given for the loan, may be considered.

(g)	Frequency of Loans. Each eligible Member may not have more than two outstanding loans at any time, and no loan shall be subject to renegotiation.

(h)

Loan Repayments. All loan repayments of principal and interest shall be made in substantially equal amounts (with such payments no less frequently than on a quarterly basis) so as to permit the loan to be amortized over the term of the loan. Except where a different repayment method is provided for an eligible Member who is not actively employed as an Employee, loan repayments shall be by payroll deductions. Repayments of principal and interest received on each loan shall be credited to the eligible Member's relevant Accounts from which Loan Assets were paid. All loan repayments shall be allocated for reinvestment on the basis of the eligible Member's investment election in effect at the time of such repayment, subject to any Investment Fund restrictions. The crediting of such repayments shall be in accordance with the Committee's written administrative rules, regulations and procedures relating to loan repayments. An eligible Member shall be entitled to make a prepayment in cash, without penalty, for the total outstanding principal amount of and interest accrued on a loan.

(i)

Account Earnings. Any loan made to an eligible Member shall be considered a directed investment of such eligible Member. Except as provided in section 6.9(h), no earnings shall accrue to an eligible Member's Account with respect to the outstanding balance of a loan charged to his or her Account.

(j)

Termination of Employment or Other Event. In the event that an eligible Member who is an Employee terminates employment as an Employee for any reason prior to his or her repayment of the total principal amount and accrued interest of a loan, such loan shall become due and payable as of the date of such termination of employment, and such eligible Member shall receive as part of his or her distribution pursuant to this Article 7 the loan promissory note representing such loan, unless such eligible Member elects to repay the outstanding balance of the loan in full in lieu of receiving a Plan distribution. If such a distribution is to be made to the eligible Member's Beneficiary, the Beneficiary shall receive the loan promissory note as part of the distribution. In the event that an eligible Member who is not an Employee terminates his or her status as a "party in interest" (as described in section 6.9(d)) before the repayment of a loan under this section 6.9, the unpaid balance thereof, together with interest thereon, shall immediately become due and payable, and the Trustee shall first satisfy the indebtedness from the "secured portion" (as described in section 6.9(l)) of the balance credited to the eligible Member's Account before making any payments to or with respect to such eligible Member under the Plan.

(l)

Security for Loan. The outstanding principal balance of and accrued interest on any loan by an eligible Member shall be secured by the "secured portion" of the balance credited to his or her Account (which shall include such outstanding loan balance). The "secured portion" of an eligible Member's Account shall be that amount which from time to time equals one-half of the value of the eligible Member's vested interest in his or her Account. Where it deems necessary, the Committee may also require the eligible Member to provide additional security for the repayment of any loan it deems necessary at any time.

(m)

Adjusted Vested Percentage. In any case where a loan is treated as a distribution under section 6.9(j) or (k) at a time when an eligible Member's vested percentage in his or her Matching Contributions Account and ESOP Account is less than 100 percent (as determined under section 5.2), and such distribution includes any vested portion of such Matching Contributions Account and/or ESOP Account, the vested portion of the eligible Member's Matching Contributions Account and/or ESOP Account determined at such time or any subsequent time before such eligible Member becomes 100 percent vested in his or her Matching Contributions Account and ESOP Account (as determined under section 5.2) shall be determined as follows:

(1)

the amount(s) previously so distributed to the eligible Member from his or her Matching Contributions Account or ESOP Account shall be added to the then current balance of such Account determined as of such date or later date when the vested portion of his or her Matching Contributions Account or ESOP Account is being determined;

(2)

the amount determined under (1) above shall be multiplied by the vested percentage in section 5.2(a) as of such date when his or her vested portion of his or her Matching Contributions Account or ESOP Account is being determined; and

(3)

the amount(s) previously so distributed to the eligible Member shall be deducted from the produce calculated under (2) above to determine the vested portion of his or her Matching Contributions Account or ESOP Account on such date or later date.

(n)

Restrictions on Loans. Notwithstanding the foregoing provisions of this section 6.9, the Committee may, pursuant to its written administrative rules and procedures, limit loans and/or loan renegotiations, deny loans, and declare moratoriums on the granting of loans to eligible Members. Any such moratorium shall not affect an eligible Member's obligation to repay any outstanding loan. In addition to its other powers, the Committee shall have the right, in its sole discretion, to establish written procedures regarding the method for valuing Company stock used to fund loans and/or for any other loan purposes. Such uniform procedures shall supersede any contrary provisions of the Plan with respect to loans made pursuant to this section 6.9.

6.10 Withholding Taxes

An Employer may withhold from a Member's compensation and the Trustee may withhold from any payment under this Plan any taxes required to be withheld with respect to contributions or benefits under this Plan and such sum as the Employer or Trustee may reasonably estimate as necessary to cover any taxes for which they may be liable and which may be assessed with respect to contributions or benefits under this Plan.

6.11 Optional Direct Rollovers of Eligible Rollover Distributions

(a)

In General. Notwithstanding any provision of the Plan to the contrary, a "Distributee" may elect to have any portion (subject to the limitations provided in section 6.11(f)) of an "Eligible Rollover Distribution" paid directly to an "Eligible Retirement Plan" specified by the "Distributee" in a "Direct Rollover" to the extent permitted by Code section 401(a)(31) and the applicable Treasury regulations thereunder. Terms in quotation marks are defined in section 6.11(b) below.

(b)	Definitions.

	(1)	"Direct Rollover" means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

	(2)	"Distributee" means each of the following persons who may elect a Direct Rollover of an Eligible Rollover Distribution of the Participant's Account:

		(A)	The Participant;

		(B)	The Participant's Beneficiary, if the Beneficiary was married to the Participant on the date of his or her death; and

		(C)	An alternate payee under a qualified domestic relations order, as defined in Code section 414(p), if that person is the spouse or former spouse of the Participant.

(3)

"Eligible Retirement Plan" means an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan or contract described in Code section 403(a) or 403(b), an eligible plan described in Code section 457(b), or a qualified trust described in Code section 401(a), that accepts the Distributee's Eligible Rollover Distribution.

	(4)	"Eligible Rollover Distribution" means any distribution or withdrawal of all or any portion of the Account payable to the Distributee, except that an "Eligible Rollover Distribution" does not include-

(A)

any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee or the Distributee's designated Beneficiary, or for a specified period of 10 years or more;

		(B)	any distribution to the extent such distribution is required under Code section 401(a)(9);

(C)

the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities), except in those cases where the provisions of Code sections 402(c)(2)(A) and 402(c)(2)(B) apply to such portion;

		(D)	any distribution which is made upon hardship of the Distributee as described in Code section 402(c)(4)(C); and

		(E)	any other amounts which are not considered "Eligible Rollover Distributions" under Code section 401(a)(31) and the applicable Treasury regulations thereunder.

(c)

No amount shall be directly rolled over pursuant to this section 6.11 unless and until it would otherwise be distributed or paid to the Distributee and all consents and elections required to make the distribution or withdrawal have been obtained.

(d)

The Committee shall provide notice to each Distributee who will receive an Eligible Rollover Distribution of the Distributee's right to elect a Direct Rollover in accordance with Code section 401(a)(31). The Committee shall provide such notice at the time and in the manner required by applicable Treasury regulations.

(e)

The Distributee shall notify the Committee in writing or using any alternative method authorized by the Committee (including electronic or telephonic communications) by such deadline as the Committee shall prescribe whether or not he or she wishes to have any part of the Eligible Rollover Distribution directly rolled over. If the Distributee fails to elect a Direct Rollover by the deadline established by the Committee, then the entire amount of the Eligible Rollover Distribution shall be distributed or paid directly to the Distributee as otherwise provided in the Plan.

(f)	A Distributee may elect that the lesser of the following amounts shall be directly rolled over:

	(1)	The entire amount of the Eligible Rollover Distribution; or

(2)

Such portion of the Eligible Rollover Distribution as the Distributee specifies (in accordance with rules established by the Committee), provided that the amount directly rolled over is not less than $200 or such higher amount as the Committee may prescribe in accordance with applicable Treasury regulations.

Notwithstanding the foregoing provisions of this section 6.11(f), a Distributee may not elect a Direct Rollover with respect to his or her Eligible Rollover Distributions during the year if such Eligible Rollover Distributions are reasonably expected to total less than $200.

(g)	The Distributee may only request a Direct Rollover to one Eligible Retirement Plan with respect to any Eligible Rollover Distribution.

(h)

No amount will be directly rolled over pursuant to this section 6.11 unless the Distributee provides the Committee, by such deadline as the Committee shall prescribe, such information as it shall require:

	(1)	To determine that the amount directly rolled over will be received by an Eligible Retirement Plan that will accept the Direct Rollover; and

	(2)	To make the Direct Rollover and make such reports and keep such records as are required under applicable law.

The Committee may rely on all such information provided by the Distributee and shall not be required to verify any such information.

(i)	The Committee shall select the manner in which to make the Direct Rollover.

(j)

Any amount directly rolled over in accordance with this section 6.11 shall be a distribution from this Plan and shall discharge any liability to the Distributee under this Plan to the same extent as a payment directly to the Distributee.

(k)	This Plan shall accept direct rollovers as described in Code section 401(a)(31) from other plans to the extent provided in section 4.6.

Article 7. Company Stock Provisions and Investment Elections

7.1 Loan Suspense Account

Company stock acquired with the proceeds of a loan exempt from Code section 4975(c) by Code section 4975(d)(3) shall be held in a suspense account and released each Plan Year for allocation to Matching Contributions Accounts and ESOP Accounts in the proportion that the principal and interest payments on such loan in such year bears to the total principal and interest balance due on such loan at the end of such year.

7.2 Voting and Tendering of Company Stock

(a)

Each Member (or, in the event of his or her death, his or her beneficiary) is, for purposes of this paragraph, a "named fiduciary," within the meaning of ERISA section 403(a)(1), with respect to the Company stock held on his or her behalf in his or her After-Tax Contributions Account, Before-Tax Contributions Account, Rollover Contributions Account, ESOP Account, Nonelective Discretionary Contributions Account, and Matching Contributions Account. In addition, such Member (or beneficiary) is hereby expressly appointed a named fiduciary with respect to the suspense account and combined fractional shares pursuant to the provisions set forth in subparagraphs (b) and (c) below.

(b)

Each Member (or beneficiary) shall have the right, effective upon the first allocation of Company stock to his or her After-Tax Contributions Account, Before-Tax Contributions Account, Rollover Contributions Account, ESOP Account, Nonelective Discretionary Contributions Account, or Matching Contributions Account from the suspense account to instruct the Trustee in writing as to the manner in which to vote shares allocated to his or her Account at any stockholders' meeting of the Company. Further, each Member (or beneficiary) who has Company stock allocated to his or her ESOP Account shall also be considered to have voted as a named fiduciary: the number of shares in the suspense account at that time multiplied by a fraction, the numerator of which equals the number of shares in his or her Account voted by him or her pursuant to the preceding sentence (or voted on his or her behalf pursuant to the following paragraph), and the denominator of which equals the total number of shares in all Members' Accounts.

The Trustee shall use its best efforts to timely distribute or cause to be distributed to each Member (or beneficiary) the information distributed to stockholders of the Company in connection with any such stockholders' meeting, together with a form whereby the Member will provide confidential instructions to the Trustee on how such shares of Company stock shall be voted on each such matter. Upon timely receipt of such instructions, the Trustee shall, on each such matter, vote as directed the appropriate number of shares (including fractional shares) of Company stock held in the Members' Accounts and the suspense account. The Trustee shall vote shares held in Members' Accounts and the suspense account for which it does not timely receive voting instructions in the same proportions as it votes the shares for which it does receive such instructions.

(c)

Each Member (or beneficiary) shall have the right, effective upon the first allocation of Company stock to his or her Account to provide timely written instructions to the Trustee as to the manner in which to respond to a tender or exchange offer (within the meaning of the Securities Exchange Act of 1934, as amended) with respect to Company stock allocated to his or her After-Tax Contributions Account, Before-Tax Contributions Account, Rollover Contributions Account, ESOP Account, Nonelective Discretionary Contributions Account, or Matching Contributions Account, and the Trustee shall respond in accordance with the instructions so received. Further, each Member (or beneficiary) who has Company stock held on his or her behalf in an ESOP Account shall, as a named fiduciary, also be considered to have directed the Trustee as to the tender or exchange of the aggregate number of shares in the suspense account and combined fractional shares at that time multiplied by a fraction, the numerator of which equals the number of shares in the Member's (or beneficiary's) Account for which written instructions have been timely received by the Trustee, and the denominator of which equals the total number of shares in all Members' Accounts.

The Trustee shall use its best efforts to timely distribute or cause to be distributed to each Member (or beneficiary) the information distributed to stockholders of the Company in connection with any such tender or exchange offer. Upon timely receipt of such instructions, the Trustee shall respond as instructed with respect to such Company stock. If, and to the extent that, the Trustee shall not have received timely instructions from any individual given a right or authority to instruct the Trustee with respect to certain shares by the first sentence of this subparagraph (c), such individual shall be deemed to have timely instructed the Trustee not to tender or exchange such shares.

(d)

Neither the Trustee, the Company, nor any Affiliate shall have any duty with respect to the manner in which a Member (or Beneficiary) votes or fails to vote or instructs or fails to instruct as to a tender or exchange offer, other than as expressly set forth in this subsection 7.2.

(e)

Notwithstanding any contrary provisions in this section 7.2, where the Company stock is not classified as a Registration-Type Class of Securities (within the meaning of section 409(e) of the Code), each Participant shall be entitled to direct the voting of such Company stock in the manner provided herein only on corporate issues which must involve the voting of shares with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or similar transaction as may be prescribed by regulations of the Secretary of the Treasury under section 409 of the Code.

7.3 Put Option

If the Company stock is not publicly traded or is subject to a trading limitation at the time of any distribution, such shares of Company stock distributed by the Trustee shall be subject to a "put option". Shares of Company stock to which the preceding sentence does not apply shall not be subject to the provisions of this section 7.3. Any distributee of Company stock hereunder, or transferee thereof, shall have the option to sell such Company stock, in whole or in part, to the Company; provided that the Trustee shall have the option to assume the rights and obligations of the Company at the time such option may be exercised. Such option to sell shall provide that for a period of up to 15 months after such shares are distributed by the Trust to a Participant, or a beneficiary hereunder, such distributee has the right to have the Company (or the Trust) purchase such shares at the fair market value as of the Valuation Date coincident with or immediately preceding the date of exercise of such option to sell. A put option may be exercised by notifying the Employer in writing that the option is being exercised. Such shares shall be paid in a lump sum as soon as practicable. Notwithstanding the foregoing, the Company reserves the right to adopt a different payment schedule at any time, but such payment schedule shall not be longer than in annual installments over a period of five years, with interest on the deferred balance at a reasonable rate as determined by the Committee; provided that any purchase of stock having a value of $3,500 or less shall be paid for in a lump sum. The provisions of section 7.3 hereof shall continue to apply to Company stock acquired by loan proceeds as described in section 7.5 hereof, even though such loan is repaid, or this Plan ceases to be an employee stock ownership plan as described in the Code or regulations thereunder. Notwithstanding the foregoing, this section 7.3 shall not apply to that portion of the Member's Account which the Member has elected to invest under the diversification provision of section 7.7.

7.4 Stock Valuation

(a)

In General. The value of the Company stock shall mean the closing price of the Company stock reported on the principal national securities exchange on the relevant Valuation Date or, if such Company stock is not then listed or admitted to trading on any national securities exchange, such price shall be based upon the average of the closing bid and asked prices of such Company stock on the relevant Valuation Date in the over-the-counter market, as reported on the NASDAQ Quotation System, or such other system that may supersede it.

(b)

Nonpublicly Traded Stock. Notwithstanding the foregoing, the value of the Company stock shall be determined as follows if the Company stock ceases to be publicly traded. Company stock held in trust hereunder shall be valued as of each Valuation Date by appraisal of an independent appraiser selected by the Committee. Such appraisal shall control as to the valuation of stock for all purposes hereunder until the next Valuation Date appraisal occurs. On occurrence of any transaction between the Trust Fund and a "disqualified person," as defined in the Code, the Committee shall cause an appraisal to be made of Company stock involved therein concurrent with the transaction if the Committee has reasonable cause to believe the Trust Fund will be benefited thereby; otherwise no such concurrent appraisal shall be necessary.

(c)

Conversions into Cash. Beginning on the Effective Date, the value of any share of Company stock for which transfer to another Investment Fund or a loan is to be made shall be based upon the average fair market value of the Company stock on or about the Valuation Date when the transfer or loan is requested or approved, if applicable. The average fair market value shall be the average amount actually received by the Trustee for the Company stock which was sold on the open market or retained in the Trust to convert cash into investment in the Company Stock Fund on or about such Valuation Date, as determined in good faith by the Committee. Proceeds from transferred Company stock shall be made available for reinvestment as soon as practicable following the transfer election. Beginning on the Effective Date, the value of any share of Company stock for which payment in cash is to be made shall be based upon the average fair market value of the Company stock on or about the last Valuation Day of the calendar month immediately preceding the date of the distribution. The average fair market value shall be the average amount actually received by the Trustee for the Company stock which was sold on the open market or retained in the Trust to convert cash into investment in the Company Stock Fund on or about such Valuation date, as determined in good faith by the Committee. As described above, the fair market value shall be the amount actually received by the Trustee for the Company stock.

In order to support orderly market trading of large blocks of Company stock should such occur and to obtain the best price for Participants, the Committee shall utilize trading assistance from a third party. In such event, the value of shares shall be based on the value actually received for the Company stock.

7.5 Stock Loans

Any loan (exempt from Code section 4975(c) by Code section 4975(d)(3), the proceeds of which are used to acquire Company stock, repay the loan itself, or refinance a prior Company stock loan, shall meet the requirements of current Treasury regulations for such loans-

(a)

Such loan must be primarily for the benefit of the Participants and their beneficiaries. The terms of a loan, whether or not between independent parties, must at the time the loan is made, be at least as favorable to the Plan as the terms of a comparable loan resulting from arm's length negotiations between independent parties.

(b)

The creditor on such loans shall have no recourse against the Plan and the only assets of the Plan which may be used as collateral on an ESOP Loan are Company stock acquired with the proceeds of the ESOP Loan and Company stock that was used as collateral on a prior ESOP Loan;

(c)

Payment of such a loan by the Trust Fund shall not exceed an amount equal to the sum of Company contributions and earnings on a cumulative basis during the term of such loan, less loan payments in prior years;

(d) Contributions and earnings attributable to repayment of a Company stock loan shall be accounted for separately by the Trustee;

(e) Such loan shall be for a fixed term and bear a reasonable rate of interest; and

(f)

In the event of a default upon an ESOP Loan, the value of assets of the Trust transferred in satisfaction of the ESOP Loan shall not exceed the amount of the default. If the lender is a Disqualified Person under the Code, an employee stock ownership plan must provide for a transfer of assets upon default only upon and to the extent of the failure of the Plan to meet the payment schedule of the ESOP Loan. For purposes of this subsection, the making of a guarantee does not make a person a lender.

7.6 Direction for Company Stock Account

The acquisition, holding, and disposition of Company stock in the Trust Fund shall be by written direction of the Committee to the Trustee, and the Trustee shall not be liable for action taken pursuant to such written direction.

7.7 Attained Age Diversification Requirement

An Employee who has completed ten years of participation in the Plan and who has attained age 55 (a "Qualified Participant") may elect within 90 days after the close of the Plan Year in which he or she became a Qualified Participant to diversify the investment of his or her Account by electing to direct the investment of up to 25 percent of the value of the total of his or her Account; provided that 50 percent shall be substituted for 25 percent in the last year in which the individual can make his or her last election. "Qualified Election Period" shall mean the six-plan-year period beginning with the first Plan Year in which the individual first became a Qualified Participant. If the Participant has the right to direct the investment of the applicable interest percentage of his or her Account as determined above (or a larger percentage) under the investment provisions described in section 7.10 to at least three diversified Investment Funds, then the Participant shall have no right to diversify the investment of his or her ESOP Account or any other subaccount under this section 7.7. The Committee shall adopt rules, as needed, relating to the allocation of assets subject to the direction of investment under this section 7.7 among the Participant's subaccounts.

7.8 Diversified Investment Funds

At least three diversified investment funds will be made available for purposes of satisfying the requirements described in section 7.7. Such funds shall be determined by the Committee from time to time and announced to the Participants in writing. A separate subaccount shall be established and maintained under each affected Participant's Account to reflect the portion of such account which is invested in each diversified investment fund. Once the diversified investment funds are established, the valuation procedures described in section 8.3 shall apply separately with respect to each diversified investment fund. Such diversified investment funds shall not be Investment Funds for purposes of investing Accounts other than Accounts subject to elections under section 7.7 unless expressly provided by the Committee.

7.9 Payment of Dividends on Company Stock

All dividends payable on Company stock shall be paid to the Trustee. The Trustee shall apply the dividends on Company stock which is held in the suspense account to repayment of a loan described in section 7.1. Such dividends shall be so applied before any Matching Contributions or ESOP Contributions are so applied. When dividends paid to the Trustee are attributable to Company stock which has been allocated to Participant Accounts, the Trustee shall allocate such dividends to the appropriate Participant Account in cash or in Company stock of equivalent value in accordance with the provisions of section 8.4(b).

7.10 Investment of Accounts

A Participant's Before-Tax Contributions, After-Tax Contributions, and/or Rollover Contributions allocated to his or her Account as well as any amounts transferred to a Participant's Account as part of a plan merger shall be invested promptly by the Trustee in accordance with the Participant's investment election as provided under section 7.12. All related Matching Contributions or Discretionary Matching Contributions and any ESOP Contributions shall be initially invested in the Company Stock Fund. Each Participant may elect to direct the investment of the contributions described in the preceding sentence into other Investment Funds by electing to make investment transfers after such contributions are allocated to his or her Account; provided, however, that prior to July 1, 1998, such investment direction was not permitted prior to the date that the Participant became fully vested in such subaccounts as determined under section 5.2. Any amounts previously restricted shall be subject to the direction of investments as of July 1, 1998. Amounts subject to directed investment by the Participant shall be invested in increments of any whole percentage of the total in any one or more Investment Funds.

7.11 Investment Transfers

Each Participant may elect as of any business day to have the assets in any Investment Fund (to the extent the Participant is permitted to direct the investment of such contributions pursuant to sections 7.7 or 7.10), transferred to any one or more other Investment Fund(s).

7.12 Investment Elections

Each Participant may make the elections described in section 7.11 by filing an election form with the Committee upon becoming a Participant. Such elections may be changed as of any business day. From time to time, the Committee may authorize alternative methods for effecting investment transfers, including electronic or telephonic communications, in lieu of filing a prescribed written form as provided in this section 7.12. Any such authorized transfer method shall be considered "filed" for purposes of this Article 7.

7.13 Transfer of Assets

The Committee shall direct the Trustee to transfer moneys or other property from the appropriate Investment Fund to the other Investment Fund as may be necessary to carry out the aggregate transfer transactions after the Committee has caused the necessary entries to be made in the Participants' Accounts in the Investment Funds and has reconciled offsetting transfer elections, in accordance with uniform rules therefor established by the Committee. The Committee may restrict, delay, or prohibit transfers in any Plan Year to the extent that the effecting of such transfers may tend to create adverse investment results for one or more of the Investment Funds. The value of Company stock which is being transferred to another Investment Fund shall be determined in accordance with the procedures described in section 7.4.

7.14 Acquisition and Disposition of Company Stock

(a)

General. Any purchase of Company stock by the Trust acting through an independent agent shall be made at a price which is not in excess of its fair market value and any sale of Company stock shall be made at a price which is not less than its fair market value as determined by the Committee in accordance with section 7.4. Shares of Company stock shall be purchased periodically or from time to time on a reasonably current basis, and the Company shall exercise no control or influence over the time or the price at which shares of Company stock are to be purchased or the amount of shares of Company stock that are to be purchased. The Committee may direct the Trustee to buy Company stock from, or sell Company stock to, any person, subject to subsection (b).

(b)

Transactions with Disqualified Persons. In the case of any transaction involving Company stock between the Trust and a "disqualified person," as defined under Code section 4975(e)(2), or any transaction involving Company stock which is subject to Act section 406(b), no commission shall be charged with respect to the transaction and the transaction shall be for adequate consideration (as defined in Act section 3(18)) or, in the case of an evidence of indebtedness of the Company or an Affiliate, at a price not less favorable to the Plan than the price determined under Act section 407(e)(1).

7.15 ERISA Section 404(c) Plan

The provisions in this Article 7 and other Plan provisions pertaining to Member-directed investments are intended to qualify the Plan for exemption of the Plan, the Employers, and the Committee from liability for investment losses where a Member exercises control over the assets in his or her Account, in accordance with ERISA section 404(c) and regulations thereunder. The Committee shall be the Plan fiduciary designated to provide information to Members and to receive investment instructions directly or through an authorized agent. The Committee shall comply with such investment instructions except in cases where a fiduciary is permitted to decline to implement instructions under ERISA regulations.

Article 8. Accounts and Records of the Plan

8.1 Accounts and Records

(a)

In General. The Accounts and records of the Plan shall be maintained by the Committee and shall accurately disclose the status of the Accounts (including any subaccounts established thereunder) of each Member or his or her beneficiary in the Plan. Subaccounts shall include subaccounts reflecting a Member's interest in various Investment Funds. The subaccount for the Member's interest in the Company Stock Fund shall reflect the number of shares of common stock of the Company standing to his or her credit in his or her Account. Each Member shall be advised from time to time, at least once during each Plan Year, as to the status of his or her Account.

(b)

Merged Accounts. Effective as of December 31, 1997, the Citizens State Bank 401-k Profit Sharing Plan shall be merged into the Plan. The Plan shall provide Participants with all of the benefits they had accrued under either of the separate plans as of December 31, 1997, as well as any benefit which accrues after the merger. The Plan shall protect all benefits required to be protected in accordance with Code Section 411(d)(6). The various subaccounts under the Citizens State Bank 401-k Profit Sharing Plan and related gains and losses shall be held in separate corresponding subaccounts under the Plan. Nonelective discretionary contributions and related gains and losses under the Citizens State Bank 401-k Profit Sharing Plan shall be held in a separate subaccounts under the Plan.

Effective as of June 1, 1998, the Harrisburg Bank Thrift Plan shall be merged into the Plan. The Plan shall provide Participants with all of the benefits that they had accrued under either of the separate plans of June 1, 1998, as well as any benefit which accrued after the merger. The Plan shall protect all benefits required to be protected in accordance with Code Section 411(d)(6). The provisions of Appendix A to the Plan describe certain benefits available to Members who had an account balance under the Harrisburg Bank Thrift Plan which included an account balance transferred to that plan from the Westside National Bank of Pearland FLEXPLUS Retirement Savings Plan.

Effective as of February 1, 2000, the Professional Insurance Agents, Inc. 401(k) Plan and Trust ("PIA Plan") shall be merged into and become a part of this Plan. The Plan as reflecting such merger shall provide Members with benefits based on the accounts transferred from the PIA Plan as part of said merger, as well as benefits based on the Member's Account relating to participating under this Plan prior to and subsequent to said merger. The Plan as so merged shall protect those benefits required to be protected in accordance with Code section 411(d)(6). As necessary, subaccounts maintained under the PIA Plan shall be maintained as corresponding subaccounts under the Plan as merged.

8.2 Trust Fund

Each Member shall have an undivided proportionate interest in the Trust Fund which shall be measured by the proportion that the market value of his or her Account bears to the total market value of all Accounts as of the date that such interest is being determined. Such proportions shall be determined separately for each Investment Fund.

8.3 Valuation and Allocation of Expenses

As of each Valuation Date, the Trustee shall determine the fair market value of the Trust Fund after first deducting any expenses which have not been paid by the Employers as permitted under section 10.2. Unless paid by the Employers and subject to such limitations as may be imposed by the Act or other applicable law, all costs and expenses incurred in connection with the general administration of the Plan and the Trust shall be chargeable to the Trust Fund.

8.4 Allocation of Earnings and Losses

(a)

In General. As of each Valuation Date, the Committee, with the assistance of the Trustee, shall allocate the net earnings and gains or losses of each Investment Fund of the Trust Fund (other than the Company Stock Fund) since the preceding Valuation Date to each Member's Account in the same proportion that the market value of his or her Account in such Investment Fund bears to the total market value of all Members' Accounts in such Investment Fund. Subaccounts reflecting investments in the Company Stock Fund shall indicate the number of shares of Company stock allocated to each Member and shall be valued as of each Valuation Date in accordance with the procedures described in section 7.4. For allocation purposes, the Committee shall adopt uniform rules which conform to applicable law and generally accepted accounting practices.

(b)

Dividends. Effective December 1, 1998, cash dividends received by the Trustee for shares of Company stock credited to the Members' Accounts shall be distributed currently in cash directly to the Members or their beneficiaries as soon as administratively practicable after they are received by the Trustee, but in no event later than 90 days after the close of the Plan Year in which the dividends were paid. Effective January 1, 1999, cash dividends shall be paid in cash to the Members and their beneficiaries directly from the Company. Notwithstanding the foregoing, the Committee, in its sole discretion, may require the Company to distribute to the Trustee all cash dividends for shares of Company stock credited to Members' Accounts and authorize the Trustee to distribute cash dividends currently in cash directly to the Members and their beneficiaries or to credit cash dividends to the Accounts of the Members and their beneficiaries. Cash dividends shall be currently paid (or credited to the Accounts), in proportion to the number of shares (including fractional shares) credited to each Member's Account and any subaccounts thereunder at the time the dividends are paid.

Cash dividends received by the Trustee for shares of unallocated Company stock shall be treated as Trust Fund income and any cash dividends received by the Trustee for shares of encumbered Company stock acquired with the proceeds of a loan as described in section 7.5 held in the suspense account, unless such dividends are used for repayment of the loan, shall be treated as Trust Fund income. Stock dividends attributable to Company stock which has been allocated to the Member's Account shall be credited to such Member's Account and to any subaccounts established thereunder. Company stock dividends attributable to unallocated Company stock shall be treated as income to the Trust Fund and any Company stock dividends received by the Trustee for shares of encumbered Company stock acquired with the proceeds of a loan as described in section 7.5 held in the suspense account, unless such Company stock dividends are converted to cash and used for repayment of the loan, shall be treated as Trust Fund income.

Article 9. Financing

9.1 Financing

The Company shall enter into a Trust Agreement in order to implement and carry out the provisions of the Plan and to finance the benefits under the Plan. All rights which may accrue to any person under the Plan shall be subject to all the terms and provisions of such Trust Agreement. The Company may modify the Trust Agreement in accordance with the terms of that Agreement from time to time to accomplish the purposes of the Plan.

9.2 Contributions
The Employers shall make such contributions to the Trust Fund as are required by the provisions of the Plan, subject to the right of the Company to amend, modify, or terminate the Plan.

9.3 Nonreversion
No Employer shall have any right, title, or interest in the contributions made to the Trust Fund, and no part of the Trust Fund shall revert to any Employer, except that-

(a)

If the Internal Revenue Service initially determines that the Plan does not meet the requirements of Code section 401, the Plan shall be null and void from the Effective Date, and any contributions shall be returned to all contributors within one year following the determination that the Plan does not meet such requirements, unless the Company elects to make the changes to the Plan necessary to receive a determination from the Internal Revenue Service that the requirements of Code section 401 are met.

(b)

If a contribution is made to the Trust Fund by an Employer by a mistake of fact, then such contribution, less the net losses, if any, of the Trust Fund attributable thereto, shall be returned to such Employer within one year after the payment of the contribution.

(c)

Contributions made by the Employer hereunder are expressly conditioned upon deductibility of contributions under Code section 404, and if any part or all of a contribution is disallowed as a deduction under Code section 404, then such contribution, to the extent the deduction is disallowed, less the net losses, if any, of the Trust Fund attributable thereto, shall be returned to such Employer within one year after the disallowance.

9.4 Rights in the Trust Fund

Persons eligible for benefits under the Plan are entitled to look only to the Trust Fund for the payment of such benefits and have no claim against any Employer, the Committee, or any other person. No person has any right or interest in the Trust Fund except as expressly provided in the Plan.

Article 10. Administration

10.1 Committee and Fiduciary

The Company shall be the "plan administrator" with respect to the Plan and as "named fiduciary" with respect to the Plan and the Trust Fund, as such terms are defined under the Act. The Board shall appoint a "Committee" to administer the Plan and to handle the day-to-day administrative responsibilities with respect to the Plan. The Committee shall have all powers necessary to accomplish such purposes. The Committee shall be composed of as many members as the Board may appoint from time to time and shall hold office at the pleasure of the Board. Any member of the Committee may resign by delivering his or her written resignation to the Board. Vacancies in the Committee arising by resignation, death, removal, or otherwise shall be filled by the Board.

10.2 Compensation and Expenses

A member of the Committee shall serve without compensation for services as such if he or she is receiving full-time pay from an Employer or nonparticipating Affiliate as an Employee. Any other member of the Committee may receive compensation for services as a member, to be paid from the Trust Fund to the extent not paid by the Employers in their sole and absolute discretion. All expenses incurred in the administration of the Plan shall be paid for by the Trust Fund, except to the extent paid by the Employers in their sole and absolute discretion. Any member of the Committee may receive reimbursement by the Trust Fund of expenses properly and actually incurred to the extent not paid by the Employers as provided in the preceding sentence. Such expenses shall include any expenses incident to the administration of the Plan, including, but not limited to, fees of accountants, counsel, and other specialists.

10.3 Manner of Action

A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business. All resolutions adopted and other actions taken by the Committee at any meeting shall be by a majority vote of those present at any such meeting. Upon the unanimous concurrence in writing of the members at the time in office, action of the Committee may be taken otherwise than at a meeting.

10.4 Chairman, Secretary, and Employment of Specialists

The members of the Committee may elect one of their number as chairman and may elect a secretary who may, but need not, be a member of the Committee. They may authorize one or more of their number or any agent to execute or deliver any instrument or instruments on their behalf, and may employ such counsel, auditors, and other specialists, and such clerical, medical, actuarial, and other services as they may require in carrying out the provisions of the Plan. Such expenses shall be paid by the Trust Fund, except to the extent that such expenses may have been paid by the Employers in their sole and absolute discretion.

10.5 Assistance

The Committee may appoint one or more individuals and delegate such of its power and duties as it deems desirable to any such individual, in which case every reference herein made to the Committee shall be deemed to mean or include the individuals as to matters within their jurisdiction. Such individuals shall be such officers or other Employees of the Employers and such other persons as the Committee may appoint.

10.6 Records

All resolutions, proceedings, acts, and determinations of the Committee shall be recorded by the secretary thereof or under his or her supervision, and all such records, together with such documents and instruments as may be necessary for the administration of the Plan, shall be preserved in the custody of the secretary.

10.7 Rules

Subject to the limitations contained in the Plan, the Committee shall be empowered from time to time in its discretion to adopt bylaws and establish rules for the conduct of its affairs and the exercise of the duties imposed upon it under the Plan.

10.8 Administration

The Committee shall be responsible for the administration of the Plan. The Committee shall have all such powers as may be necessary to carry out the provisions hereof and may, from time to time, establish rules for the administration of the Plan and the transaction of the Plan's business. In making any such determination or rule, the Committee shall pursue uniform policies as from time to time established by the Committee and shall not discriminate in favor of or against any Member. The Committee shall have the exclusive right to make any finding of fact necessary or appropriate for any purpose under the Plan including, but not limited to, the determination of the eligibility for and the amount of any benefit payable under the Plan. The Committee shall have the exclusive right to interpret the terms and provisions of the Plan and to determine any and all questions arising under the Plan or in connection with the administration thereof, including, without limitation, the right to remedy or resolve possible ambiguities, inconsistencies, or omissions, by general rule or particular decision. The Committee shall make, or cause to be made, all reports or other filings necessary to meet both the reporting and disclosure requirements and other filing requirements of the Act which are the responsibility of "plan administrators" under the Act. To the extent permitted by law, all findings of fact, determinations, interpretations, and decisions of the Committee shall be conclusive and binding upon all persons having or claiming to have any interest or right under the Plan.

10.9 No Enlargement of Employee Rights

Nothing contained in the Plan shall be deemed to give any Employee the right to be retained in the service of an Employer or to interfere with the right of an Employer to discipline, discharge, or retire any Employee at any time.

10.10 Appeals from Denial of Claims

If any claim for benefits under the Plan is wholly or partially denied, the claimant shall be given notice in writing within a reasonable period of time after receipt of the claim by the Plan (not to exceed 90 days after receipt of the claim or, if special circumstances require an extension of time, written notice of the extension shall be furnished to the claimant and an additional 90 days will be considered reasonable) by registered or certified mail of such denial, written in a manner calculated to be understood by the claimant, setting forth the following information:

(a) the specific reasons for such denial;

(b) specific reference to pertinent Plan provisions on which the denial is based;

(c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;

(d) an explanation of the Plan's claim review procedure and the time limits applicable to such procedures; and

(e)

such other information as required by Department of Labor regulation section 2560.503-1 and other applicable law, including a statement of a claimant's right to bring a civil action under section 502 of the Act.

The claimant also shall be advised that he or she or his or her duly authorized representative may request a review by the Committee of the decision denying the claim by filing with the Committee, within 180 days after such notice has been received by the claimant, a written request for such review, and that he or she may review pertinent documents, and submit issues and comments in writing within the same 180-day period. If such request is so filed, such review shall be made by the Committee within 60 days after receipt of such request, unless special circumstances require an extension of time for processing, in which case the claimant shall be so notified and a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. The claimant shall be given written notice of the decision resulting from such review, which notice shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, specific references to the pertinent Plan provisions on which the decision is based, and such other information as required by Department of Labor regulation section 2560.503-1 and other applicable law.

The claims and review procedures under this Section 10.10 and as maintained under the Plan shall be applied and administered in accordance with Department of Labor regulation section 2560.503-1 and other applicable law, including the timing and other provisions relating to disability determinations and claims.

10.11 Notice of Address and Missing Persons

Each person entitled to benefits under the Plan must file with the Committee, in writing, his or her post office address and each change of post office address. Any communication, statement, or notice addressed to such a person at his or her latest reported post office address will be binding upon him or her for all purposes of the Plan, and neither the Committee nor the Employers or Trustee shall be obliged to search for or ascertain his or her whereabouts. In the event that such person cannot be located, the Committee may direct that such benefit and all further benefits with respect to such person shall be discontinued, all liability for the payment thereof shall terminate and the balance in such Member's Account shall be deemed a forfeiture; provided, however, that in the event of the subsequent reappearance of the Member or beneficiary prior to termination of the Plan, the benefits which were due and payable and which such person missed shall be paid in a single sum and the future benefits due such person shall be reinstated in full.

10.12 Data and Information for Benefits

All persons claiming benefits under the Plan must furnish to the Committee or its designated agent such documents, evidence, or information as the Committee or its designated agent consider necessary or desirable for the purpose of administering the Plan; and such person must furnish such information promptly and sign such documents as the Committee or its designated agent may require before any benefits become payable under the Plan.

10.13 Indemnity for Liability

The Company shall indemnify each member of the Committee against any and all claims, losses, damages, and expenses, including counsel fees, incurred by the Committee and any liability, including any amounts paid in settlement with the Committee's approval, arising from the member's or Committee's action or failure to act, except when the same is judicially determined to be attributable to the gross negligence or willful misconduct of such member. The Company shall pay the premiums on any bond secured under this section and shall be entitled to reimbursement by the other Employers for their proportionate share.

10.14 Effect of a Mistake

In the event of a mistake or misstatement as to the eligibility, participation, or service of any Member, or the amount of payments made or to be made to a Member or beneficiary, the Committee shall, if possible, cause to be withheld or accelerated or otherwise make adjustment of such amounts of payments as will in its sole judgment result in the Member or beneficiary receiving the proper amount of payments under this Plan.

10.15 Self Interest
A member of the Committee who is also a Member shall not vote on any question relating specifically to himself or herself.

10.16 Finality of Determinations

Any determination under Article 10 shall be final and binding on all parties. If challenged in court, such determination shall not be subject to de novo review and shall not be overturned unless proven to be arbitrary and capricious under the evidence considered at the time of such determination.

Article 11. Amendment and Termination

11.1 Amendment and Termination

(a)

The Company does hereby expressly and specifically reserve the sole and exclusive right at any time by action of the Board to amend, modify, or terminate the Plan. The Company's right of amendment, modification, or termination as aforesaid shall not require the assent, concurrence, or any other action by any Employer notwithstanding that such action by the Company may relate in whole or in part to persons in the employ of an Employer.

(b)

While each Employer contemplates carrying out the provisions of the Plan indefinitely with respect to its Employees, no Employer shall be under any obligation or liability whatsoever to maintain the Plan for any minimum or other period of time.

(c) Upon any termination of the Plan in its entirety, or with respect to any Employer, the Company shall give written notice thereof to the Committee, the Trustee, and any Employer involved.

(d)

Except as provided by law, upon any termination of the Plan, no Employer with respect to whom the Plan is terminated (including the Company) shall thereafter be under any obligation, liability, or responsibility whatsoever to make any contribution or payment to the Trust Fund, the Plan, any Member, any beneficiary, or any other person, trust or fund whatsoever, for any purpose whatsoever under or in connection with the Plan.

11.2 Limitations on Amendments
The provisions of this Article are subject to and limited by the following restrictions:

(a)

No amendment shall operate either directly or indirectly to give any Employer any interest whatsoever in any funds or property held by the Trustee under the terms hereof, or to permit the corpus or income of the Trust to be used for or diverted to purposes other than the exclusive benefit of Members or their beneficiaries.

(b) No such amendment shall operate either directly or indirectly to deprive any Member of his or her vested and nonforfeitable interest as of the time of such amendment.

(c) No amendment shall modify the vesting schedule set forth in section 5.2 unless the conditions of section 411(a)(10) of the Code are met.

(d) No amendment shall decrease the accrued benefit of any Member within the meaning of Code section 411(d)(6), except as may be permitted under Code section 411(d)(6).

(e)

No amendment or termination of the Plan shall deprive a Participant from electing to receive his or her distribution in cash or Company stock or exercising the rights granted under section 7.3 or allow any Company stock acquired with the proceeds of an exempt loan to become subject to a put, call, or other option to buy-sell or similar arrangement when held by and when distributed from the Plan (whether or not the Plan then qualifies under Code section 4975 of the Code).

11.3 Effect of Bankruptcy and Other Contingencies Affecting an Employer

In the event an Employer terminates its connection with the Plan, or in the event an Employer is dissolved, liquidated, or shall by appropriate legal proceedings be adjudged a bankrupt, or in the event judicial proceedings of any kind result in the involuntary dissolution of an Employer, the Plan shall be terminated with respect to such Employer.

Article 12. Participation In and Withdrawal From the Plan by an Employer

12.1 Participation in the Plan

Any Affiliate which desires to become an Employer hereunder may elect, with the consent of the Board, to become a party to the Plan and Trust Agreement by adopting the Plan for the benefit of its Eligible Employees, effective as of the date specified in such adoption-

(a) by filing with the Company a certified copy of a resolution of its board of directors to that effect, and such other instruments as the Company may require; and

(b) by the Company's filing with the then Trustee a copy of such resolution, together with a certified copy of resolutions of the Board approving such adoption.

The adoption resolution or decision may contain such specific changes and variations in Plan or Trust Agreement terms and provisions applicable to such adopting Employer and its Employees as may be acceptable to the Company and the Trustee. However, the sole, exclusive right of any other amendment of whatever kind or extent to the Plan or Trust Agreement is reserved by the Company. The Company may amend specific changes and variations in the Plan or Trust Agreement terms and provisions as adopted by the Employer in its adoption resolution without the consent of such Employer. The adoption resolution or decision shall become, as to such adopting organization and its employees, a part of this Plan as then amended or thereafter amended and the related Trust Agreement. It shall not be necessary for the adopting organization to sign or execute the original or then amended Plan and Trust Agreement documents. The coverage date of the Plan for any such adopting organization shall be that stated in the resolution or decision of adoption, and from and after such effective date, such adopting organization shall assume all the rights, obligations, and liabilities of an individual employer entity hereunder and under the Trust Agreement. The administrative powers and control of the Company, as provided in the Plan and Trust Agreement, including the sole right to amendment, and of appointment and removal of the Committee, the Trustee, and their successors, shall not be diminished by reason of the participation of any such adopting organization in the Plan and Trust Agreement.

12.2 Withdrawal from the Plan

Any Employer, by action of its board of directors or other governing authority, may withdraw from the Plan and Trust Agreement after giving 90 days' notice to the Board, provided the Board consents to such withdrawal. The Board may in its absolute discretion terminate any Employer's participation at any time. Distribution may be implemented through continuation of the Trust Fund, or transfer to another trust fund exempt from tax under Code section 501, or to a group annuity contract qualified under Code section 401, or distribution may be made as an immediate cash payment in accordance with the directions of the Committee; provided, however, that no such action shall divert any part of such fund to any purpose other than the exclusive benefit of the Employees of such Employer.

Article 13. Top-Heavy Provisions

13.1 Application of Top-Heavy Provisions

(a)

Single Plan Determination. Except as provided in subsection (b)(2), if as of a Determination Date, the sum of the amount of the section 416 Accounts of Key Employees and the beneficiaries of deceased Key Employees exceeds 60 percent of the amount of the section 416 Accounts of all Employees and beneficiaries (excluding former Key Employees), the Plan is top-heavy and the provisions of this Article shall become applicable. A plan as described in Code section 416(g)(4)(H) shall not be considered a "top-heavy plan."

(b)	Aggregation Group Determination.

(1)

If as of a Determination Date this Plan is part of an Aggregation Group which is top-heavy, the provisions of this Article shall become applicable. Top-heaviness for the purpose of this subsection shall be determined with respect to the Aggregation Group in the same manner as described in subsection (a) above.

	(2)	If this Plan is top-heavy under subsection (a), but the Aggregation Group is not top-heavy, the Plan shall not be top-heavy and this Article shall not be applicable.

(c)	Committee. The Committee shall have responsibility to make all calculations to determine whether this Plan is top-heavy.

13.2 Definitions

(a)

"Aggregation Group" means this Plan and all other plans maintained by the Employers and nonparticipating Affiliates which cover a Key Employee and any other plan which enables a plan covering a Key Employee to meet the requirements of Code section 401(a)(4) or section 410. In addition, at the election of the Committee, the Aggregation Group may be expanded to include any other qualified plan maintained by an Employer or nonparticipating Affiliate if such expanded Aggregation Group meets the requirements of Code sections 401(a)(4) and 410.

(b)

"Determination Date" means the last day of the Plan Year immediately preceding the Plan Year for which top-heaviness is to be determined or, in the case of the first Plan Year of a new plan, the last day of such Plan Year.

(c)	"Key Employee" means an Employee, a former Employee or any beneficiary thereof if such Employee or former Employee, for the Plan Year containing the Determination Date is-

(1)

an officer of an Employer or nonparticipating Affiliate who has annual Compensation greater than $130,000 (as adjusted in accordance with Code section 416(i)(1)(A)); provided, however, that no more than the lesser of-

		(A)	50 Employees, or

		(B)	the greater of (i) three Employees or (ii) 10 percent of all Employees,

shall be treated as officers, and such officers shall be those with the highest annual Compensation;

	(2)	a "5-percent owner" (as described in Code section 416(i)(1)(B)(i)) of an Employer or nonparticipating Affiliate; or

	(3)	a "1-percent owner" (as described in Code section 416(i)(1)(B)(ii)) of an Employer or nonparticipating Affiliate having annual Compensation of more than $150,000.

Ownership shall be determined in accordance with Code section 416(i)(1)(B) and (C). Any Employee who is not a Key Employee shall be a "non-Key employee" for purposes of applying this Article 13.

(d)	"Section 416 Account" means-

(1)

the amount credited as of a Determination Date to a Member's or beneficiary's account, under the Plan and under any other qualified defined contribution plan which is part of an Aggregation Group (including amounts to be credited as of the Determination Date but which have not yet been contributed);

	(2)	the present value of the accrued benefit credited to a Member or beneficiary under a qualified defined benefit plan which is part of an Aggregation Group; and

(3)

the amount of distributions to the Member or beneficiary during the one-year period (five-year period in the case of an in-service distribution) ending on the Determination Date other than a distribution which is a tax-free rollover contribution (or similar transfer) that is not initiated by the Member or that is contributed to a plan which is maintained by an Employer or nonparticipating Affiliate;

reduced by-

(4)

the amount of rollover contributions (or similar transfers) and earnings thereon credited as of a Determination Date under the Plan or a plan forming part of an Aggregation Group which is attributable to a rollover contribution (or similar transfer) accepted after December 31, 1983, initiated by the Member and derived from a plan not maintained by an Employer or nonparticipating Affiliate.

The Account of a Member who was a Key Employee and who subsequently meets none of the conditions of subsection (c) for the Plan Year containing the Determination Date is not a section 416 Account and shall be excluded from all computations under this Article. Furthermore, if a Member has not performed any services for an Employer or nonparticipating Affiliate during the one-year period ending on the Determination Date, any account of such Member (and any accrued benefit for such Member) shall not be taken into account in computing top-heaviness under this Article.

13.3 Minimum Contribution

(a)

General. If this Plan is determined to be top-heavy under the provisions of section 13.1 with respect to a Plan Year, the sum of Employer contributions (excluding contributions under a salary reduction agreement but including employer matching contributions) and forfeitures under all qualified defined contribution plans allocated to the accounts of each Member in the Aggregation Group who is not a Key Employee and is an Employee on the last day of the Plan Year shall not be less than 3 percent of such Member's Compensation. Account balances attributable to minimum contributions shall be fully vested.

(b)

Exception. The contribution rate specified in subsection (a) shall not exceed the percentage at which Employer contributions and forfeitures are allocated under the plans of the Aggregation Group to the Account of the Key Employee for whom such percentage is the highest for the Plan Year. For the purpose of this subsection (b), the percentage for each Key Employee shall be determined by dividing the Employer contributions and forfeitures for the Key Employee by the amount of his or her total Compensation for the year.

(c)

Multiple Plans. If this Plan is determined to be top-heavy under the provisions of section 13.3 with respect to a Plan Year, any Member who is a non-Key Employee covered under this Plan and under a defined benefit plan maintained by the Employers and nonparticipating Affiliates shall receive a minimum contribution determined by substituting 5 percent for 3 percent in applying the provisions of subsection (a). However, no minimum contribution under this section shall be allocable to any non-Key Employee who participates in a defined benefit plan maintained by an Employer or nonparticipating Affiliate and who receives the minimum benefit described in Code section 416(c)(1) under such defined benefit plan.

13.4 Collective Bargaining Agreements

The requirements of section 13.3 shall not apply with respect to any Employee included in a unit of Employees covered by a collective bargaining agreement between Employee representatives and an Employer or nonparticipating Affiliate if retirement benefits were the subject of good faith bargaining between such Employee representatives and such Employer or nonparticipating Affiliate.

Article 14. Miscellaneous

14.1 Beneficiary Designation

(a)

Each unmarried Member may designate, on a form provided for that purpose by the Committee, a beneficiary or beneficiaries to receive his or her interest in the Plan in the event of his or her death, but such designation shall not be effective for any purpose until it has been filed by him or her during his or her lifetime with the Committee. He or she may, from time to time during his or her lifetime, on a form approved by and filed with the Committee, change his or her beneficiary or beneficiaries.

(b)

The beneficiary of each Member who is married shall be the surviving spouse of such Member, unless such spouse consents in writing to the designation of another beneficiary or beneficiaries. Each married Member may, from time to time, change his or her designation of beneficiaries; provided, however, that the Member may not change his or her beneficiary without the written consent of his or her spouse.

(c)

In the event that a Member fails to designate a beneficiary, or if for any reason such designation shall be legally ineffective, or if all designated beneficiaries predecease him or her or die simultaneously with him or her, distribution shall be made to his or her estate.

(d)

In the event of the death of a Beneficiary who survives the Participant and in the event that, at the Beneficiary's death, there is a balance credited to the Account of the Participant, the amount represented by such credit balance shall be payable to a person (or persons) designated by the Participant (in the manner provided in section 4.1 above) to receive the remaining funds payable in the event of such contingency or, if no person was so named, then to a person designated by the Beneficiary (in the manner provided in section 14.1 above) of the deceased Participant to receive the remaining death benefits, if any, payable in the event of such contingency; provided, however, that if no person so designated by living upon the occurrence of such contingency, then the remaining funds shall be payable to the estate of such deceased Beneficiary.

(e)	The written consent described in subsection (b) shall acknowledge the effect of such election and shall be witnessed by a Plan representative designated by the Committee or a notary public.

14.2 Incompetency

Whenever and as often as any person entitled to receive a distribution under the Plan shall be under a legal disability or, in the sole judgment of the Committee, shall otherwise be unable to care for such distributions to his or her own best interest and advantage, the Committee, in the exercise of its discretion, may direct such distributions to be made in any one or more of the following ways:

(a)	directly to such person;

(b)	to his or her spouse;

(c)	to his or her legal guardian or conservator; or

(d)	any other person to be held and used for his or her benefit.

The decision of the Committee shall, in each case, be final and binding upon all parties, and any distribution made pursuant to the power herein conferred on the Committee shall, to the extent so made, be a complete discharge of the obligations under the Plan of the Employers, the Trustee, and the Committee in respect of such person.

14.3 Nonalienation

Except as provided in Code section 401(a)(13), neither benefits payable at any time under the Plan nor the corpus or income of the Trust Fund shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, garnishment, or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge, or otherwise encumber any such benefit, whether presently or thereafter payable, shall be void. No benefit nor the Trust Fund shall in any manner be liable for or subject to the debts or liabilities of any Member or of any other person entitled to any benefit. The Committee shall establish procedures to determine whether domestic relations orders are "qualified domestic relations orders" and to administer distributions under such qualified domestic relations orders. Notwithstanding the foregoing provisions of this section 14.3, a benefit payable under this Plan may be offset as part of the satisfaction of a judgment or agreement made or entered on or after August 5, 1997, as described in Code section 401(a)(13)(C).

To the full extent permitted by Code Section 414(p)(10) and by the terms of a Qualified Domestic Relations Order, amounts assigned to an alternate payee may be paid as soon as possible in a lump sum notwithstanding the age, financial hardship, employment status, or other factors affecting the ability of the Participant to make a withdrawal or otherwise receive a distribution of the balances to his or her credit under the Plan.

14.4 Applicable Law
The Plan and all rights hereunder shall be governed by and construed in accordance with the laws of the State of Texas to the extent such laws have not been preempted by applicable federal law.

14.5 Severability

If a provision of this Plan shall be held illegal or invalid, the illegality or invalidity shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included in this Plan.

14.6 No Guaranty

Neither the Committee, the Company, the Employers, nor the Trustee in any way guarantees the Trust Fund from loss or depreciation nor the payment of any money which may be or become due to any person from the Trust Fund. Nothing herein contained shall be deemed to give any Participant, Member, or beneficiary an interest in any specific part of the Trust Fund or any other interest except the right to receive benefits out of the Trust Fund in accordance with the provisions of the Plan and the Trust.

14.7 Merger, Consolidation, or Transfer

In the case of any merger or consolidation of the Plan with, or in the case of any transfer of assets or liabilities of the Plan to or from, any other plan, each Member shall receive a benefit immediately after the merger, consolidation, or transfer (if the Plan had then terminated) which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

14.8 Effective Dates for Certain Provisions

The Plan incorporates the proposed changes submitted to the Internal Revenue Service in October 1996, as part of the determination letter process. These changes are incorporated in sections 3.1, 4.8, 6.3(g), and 6.4(e) and shall be effective as of January 1, 1991, as if the content thereof had been included in a separate amendment to the Plan.

14.9 Internal Revenue Service Approval
It is the intention of the Company to obtain a ruling or rulings by the District Director of Internal Revenue that-

(a)	the Plan, as in effect from time to time, with respect to all Employers, meets the requirements of Code section 401(a); and

(b)	any and all contributions made by the Employers under the Plan are deductible for income tax purposes under section 404(a) or any other applicable provisions of the Code.

14.10 Certain Effective Dates

This working copy document reflects certain amendments to the Plan which became effective on a date other than the Plan's amendment and restatement effective date as of January 1, 1996. The following listing of effective dates sets forth various effective dates for amendments to the Plan that are other than January 1, 1996:

(a)	The provision of sections 2.1(a) were effective as of June 1, 1998. A prior version of section 2.1(a) was effective as of December 31, 1997, as indicated in Amendment No. 1 to the Plan.

(b)	The last sentence is section 2.1(j) of the Plan as amended and restated effective as of January 1, 1996, was deleted effective as of January 1, 1997.

(c)	The provisions of the last sentence of section 2.1(j) were effective as of January 1, 1998.

(d)

The provisions of section 2.1(j)(1) were effective as of the various effective dates set forth therein. A prior version of section 2.1(j)(1) was effective as of January 1, 1999, as indicated in Amendment No. 4 to the Plan.

(e)	The provisions of section 2.1(j)(2) were effective as of January 1, 1993.

(f)	The provisions of the last sentence of section 2.1(n) were effective as of January 1, 1996.

(g)	The provisions of section 2.1(u) were effective as of January 1, 1997.

(h)	The provisions of section 3.3(j) were effective as of March 7, 1997.

(i)	The provisions of section 3.3(k) were effective as of May 29, 1998.

(j)	The provisions of section 3.3(l) were effective as of January 2, 1998.

(k)	The provisions of section 3.3(m) were effective as of the effective dates indicated therein.

(l)	The provisions of section 3.7 were effective as of January 1, 1997.

(m)	The provisions of section 3.8 were effective as of December 12, 1994.

(n)	The last sentences at the end of the fifth paragraphs of sections 4.1 and 4.2 were effective as of January 1, 1996.

(o)	The provisions of section 4.3 were effective as of January 1, 1999.

(p)	The provisions of section 4.6(a) were effective as of September 1, 2000.

(q)	The provisions of section 4.6(c)(3) were effective as of January 1, 1998.

(r)

The provisions of section 4.8 were effective as of January 1, 1997, except where another effective date is otherwise provided, and the provisions of the last sentences of section 4.8(c) and section 4.8(d) were effective as of January 1, 1999.

(s)	The deletion of Code section 415(e) limits at the end of section 4.9(c) was effective as of January 1, 2000, as indicated at the end of section 4.9(c).

(t)	The provisions of section 5.2(e) were effective as of January 1, 1999.

(u)	The provisions of section 5.3 were effective as of December 31, 1997.

(v)	The provisions of section 5.4 were effective as of June 1, 1998.

(w)	The new sentence at the end of section 6.1 was effective as of January 1, 2000.

(x)	The provisions of section 6.1 were effective as of January 1, 1998, except the last sentence of section 6.1 was effective as of January 1, 2000.

(y)

The provisions of section 6.2 were effective as of January 1, 1998. A prior version of the first sentence of section 6.2 was effective as of December 31, 1997, as indicated in Amendment No. 1 to the Plan.

(z)	The provisions of sections 6.3(a) and 6.3(b) were effective as of January 1, 1998.

(aa)

The provisions of section 6.5(a) were effective as of December 31, 1997, and the provisions of section 6.5(b) were effective as of June 1, 1998. A prior version of section 6.5(a) was effective as of December 31, 1997, as indicated by Amendment No. 1 to the Plan.

(bb)	The provisions of section 6.6 were effective as of January 1, 1996.

(cc)	The provisions of section 6.7 were effective as of January 1, 2000.

(dd)	The provisions of sections 7.2(a), 7.2(b), and 7.2(c) were effective as of December 31, 1997.

(ee)

The provisions of section 7.10 were effective as of July 1, 1998. A prior version of the first sentence of section 7.10 was effective as of December 31, 1997, as indicated by Amendment No. 1 to the Plan.

(ff)	The provisions of the second paragraph of section 8.1 were effective as of June 1, 1998.

(gg)	The provisions of section 8.1(a) and of the first paragraph of section 8.1(b) were effective as of December 31, 1997.

(hh)	The provisions of the third paragraph of section 8.1(b) were effective as of February 1, 2000.

(ii)	The provisions of section 8.4(b) were effective as of December 1, 1998.

(jj)	The new sentence at the end of the first paragraph of section 14.3 was effective as of August 5, 1997.

(kk)	The provisions of the second paragraph of section 14.3 were effective as of January 1, 1997.

(ll)	The provisions of Appendix A to the Plan were effective as of June 1, 1998.

(mm)	The provisions of section 2.1(j) were amended in their entirety by Amendment No. 8, effective as of January 1, 2002.

(nn)	The last paragraph of section 4.2 was added effective as of January 1, 2002.

(oo)	The provisions of section 4.6 were amended in their entirety by Amendment No. 8, effective as of January 1, 2002.

(pp)	The first sentence of section 4.8(a) was amended effective as of January 1, 2002.

(qq)	The prior last two sentences of section 4.8(g) were deleted effective as of January 1, 2002.

(rr)	The provisions of section 4.9 were amended in their entirety by Amendment No. 8, effective as of January 1, 2002.

(ss)	The last sentence of sections 6.1, 6.2, 6.3(a) and 6.3(b) was added effective as of January 1, 2002.

(tt)	The last sentence of section 6.5(a) was added effective as of January 1, 2002.

(uu)	The former provisions in subparagraphs (ii), (iii) and (iv) at the end of section 6.8(c) were deleted and replaced by new subparagraphs (ii) and (iii), effective as of January 1, 2002.

(vv)	The provisions of section 6.11 were amended in their entirety by Amendment No. 8, effective as of January 1, 2002.

(ww)	The provisions of section 10.10 were amended in their entirety by Amendment No. 8, effective as of January 1, 2002.

(xx)	The provisions of Article 13 were amended in their entirety by Amendment No. 8, effective as of January 1, 2002.
**********

APPENDIX A

Effective June 1, 1998, this Appendix A shall apply to Westside Members (as such term is defined in Paragraph 1 below) in lieu of certain otherwise applicable provisions of The 401(k) Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. and Its Affiliates (the "Plan"). The Plan shall continue to protect benefits to Westside Members which were previously provided under the Harrisburg Bank Thrift Plan. To the extent the provisions of this Appendix A conflict with the provisions of the Plan, this Appendix A shall control.

1.

Definitions. Unless otherwise defined in this Appendix A, the capitalized words or terms used herein shall have the meanings assigned thereto in the Plan. For purposes of this Appendix A, the following terms shall have the meanings set forth below:

(a)

Annuity Starting Date: With respect to each Westside Member or beneficiary, the first day of the first period for which an amount is payable to the Westside Member or beneficiary from the Trust Fund as an annuity or in any other form.

(b)

Eligible Surviving Spouse: In the case of a Westside Member who is living on his or her Annuity Starting Date, the spouse to whom a deceased Westside Member was married on his or her Annuity Starting Date. In the case of a Westside Member who dies before his or her Annuity Starting Date, the spouse to whom a deceased Westside Member was married on the date of his death.

(c)	Westside Member: A Member who had an account balance transferred to the Plan from the Westside National Bank of Pearland FLEXPLUS Retirement Savings Plan.

2.

Time and Manner of Payment of Benefits. Except as hereinafter provided, the provisions of Article VI of the Plan shall apply to Westside Members by applying the term "Annuity Starting Date" in each place that distribution commencement is addressed.

(a)	The following provisions shall apply to Westside Members in lieu of sections 6.1 and 6.2 of the Plan:

Unless a Westside Member (1) has attained age sixty-five, (2) has died (A) without leaving an Eligible Surviving Spouse or (B) with an election in effect, pursuant to Paragraph 2(c)(3) of this Appendix A, not to receive the standard death benefit set forth in Paragraph 2(c)(1) of this Appendix A or (3) consents to a distribution pursuant to section 6.1 or 6.2 of the Plan (and, if such Westside Member has an Eligible Surviving Spouse, unless such Eligible Surviving Spouse consents (with such consent being irrevocable) in accordance with the requirements of Code section 417) within the ninety-day period ending on the date payment of his or her benefit hereunder is to commence pursuant to sections 6.1 or 6.2 of the Plan, his or her Annuity Starting Date shall be deferred to the date which is as soon as administratively feasible after the Valuation Date coincident with or next succeeding the date the Westside Member attains (or would have attained) age sixty-five, or such earlier Valuation Date as the Westside Member (with the consent of his or her Eligible Surviving Spouse, if applicable) may elect by written notice to the Committee prior to such Valuation Date. Consent of the Westside Member's Eligible Surviving Spouse under this Paragraph 2(a) shall not be required if the Westside Member's benefit is to be paid in the form of the standard benefit described in Paragraph 2(b)(1) of this Appendix A. The Committee shall furnish certain information pertinent to his or her consent to each Westside Member no less than thirty days and no more than ninety days before his or her Annuity Starting Date, and the furnished information shall include a general description of the material features of, and an explanation of the relative values of, the alternative forms of benefit available under the Plan and must inform the Westside Member of his or her right to defer his or her Annuity Starting Date and of his or her transfer right pursuant to section 6.11 of the Plan, if applicable. In the case of a married Westside Member who dies before his or her Annuity Starting Date without electing not to receive the standard death benefit set forth in Paragraph 2(c)(1) of this Appendix A, the consent and election set forth in this Paragraph 2(a) may be made by his or her Eligible Surviving Spouse.

(b)	The following provisions shall apply to Westside Members in lieu of section 6.5 of the Plan:

(1)

For purposes of Article 6 of the Plan, the standard benefit for any Westside Member who is married on his or her Annuity Starting Date shall be a joint and survivor annuity. Such joint and survivor annuity shall be a commercial annuity which is payable for the life of the Westside Member with a survivor annuity for the life of the Westside Member's Eligible Surviving Spouse which shall be one-half of the amount of the annuity payable during the joint lives of the Westside Member and the Westside Member's Eligible Surviving Spouse. The standard benefit for any Westside Member who is not married on his or her Annuity Starting Date shall be a commercial annuity which is payable for the life of the Westside Member.

(2)

Any Westside Member who would otherwise receive the standard benefit may elect not to take his or her benefit in such form by executing the form prescribed by the Committee for such election during the election period described in Paragraph (b)(3) below. Any election may be revoked and subsequent elections may be made or revoked at any time during such election period. Notwithstanding the foregoing, an election by a married Westside Member not to receive the standard benefit as provided in Paragraph (b)(1) above shall not be effective unless (A) the Eligible Surviving Spouse has consented thereto in writing (including consent to the specific designated beneficiary to receive payments following the Westside Member's death or to the specific benefit form elected, which designation or election may not subsequently be changed by the Westside Member without spousal consent) and such consent acknowledges the effect of such election and is witnessed by a Plan representative (other than the Westside Member) or a notary public or (B) such consent may not be obtained because the Eligible Surviving Spouse cannot be located or because of other circumstances described by applicable Treasury Regulations. Any such consent by such Eligible Surviving Spouse shall be irrevocable.

(3)

The Committee shall furnish certain information, pertinent to the Paragraph (b)(2) election, to each Westside Member no less than thirty days and no more than ninety days before his or her Annuity Starting Date. The furnished information shall include an explanation of (A) the terms and conditions of the standard benefit, (B) the Westside Member's right to elect to waive the standard benefit and the effect of such election, (C) the rights of the Westside Member's Eligible Surviving Spouse, if any, (D) the right to revoke such election and the effect of such revocation, (E) a general description of the eligibility conditions and other material features of the alternative forms of benefit available pursuant to Paragraph (4) below and (F) sufficient additional information to explain the relative values of such alternative forms of benefit. The period of time during which a Westside Member may make or revoke such election shall be the ninety-day period ending on such Westside Member's Annuity Starting Date.

(4)

For purposes of Article 6 of the Plan, the benefit for any Westside Member who has elected not to receive the standard benefit shall be paid in one of the following alternative forms to be selected by the Westside Member or, in the absence of such selection, by the Committee; provided, however, that the period and method of payment of any such form shall be in compliance with the provisions of Code section 401(a)(9) and applicable Treasury Regulations thereunder:

		(A)	A lump sum payment.

(B)

A joint and survivor annuity with continuation of payments to the Westside Member's Eligible Surviving Spouse at a rate of seventy-five percent (75%) or one hundred percent (100%) of the rate payable to the Westside Member during his or her lifetime. Such alternate joint and survivor annuity, if elected, shall be equal in value to the automatic joint and 50% survivor annuity.

(C)

Monthly or quarterly installment payments for any term certain to such Westside Member, or in the event of the Westside Member's death before the end of such term certain, to his or her designated beneficiary; provided, however, that the term certain shall be such that the present value of the payments actuarially expected to be made to the Westside Member shall be more than 50 percent of the present value of the total payments actuarially expected to be made to the Westside Member and his or her designated beneficiary; and provided, further that such term certain shall not exceed the greater of (i) the life expectancy of the Westside Member or (ii) the joint life expectancy of the Westside Member and his or her designated beneficiary.

(5)

Should a Westside Member, who terminated his or her employment under such circumstances that he or she was entitled to a benefit pursuant to Article VI of the Plan, die prior to his or her Annuity Starting Date, the amount of the benefit to which he or she was entitled shall be paid pursuant to Paragraph (c) of this Appendix A just as if such Westside Member had died while employed by the Employer except that his or her vested interest shall be determined pursuant to Articles 5 and 6 of the Plan.

(c)	The following provisions shall apply to Westside Members in lieu of sections 6.1 and 14.1 of the Plan:

(1)

The standard death benefit for a deceased Westside Member who leaves an Eligible Surviving Spouse shall be a survivor annuity. Such survivor annuity shall be a commercial annuity which is payable for the life of such Eligible Surviving Spouse.

(2)

Any Westside Member who would otherwise receive the survivor annuity as his or her standard death benefit may elect not to take his or her benefit in such form by executing the beneficiary designation form prescribed by the Committee and filing same with the Committee, designating some other beneficiary, electing some other form of payment or authorizing his or her designated beneficiary to elect the form of payment. Any election may be revoked and subsequent elections may be made or revoked at any time prior to a Westside Member's date of death.

	(3)	Paragraph (c)(2) above to the contrary notwithstanding:

(A)

An election not to receive the standard death benefit as provided in Paragraph (c)(1) above shall not be effective unless (i) the Eligible Surviving Spouse has consented thereto in writing and such consent (a) acknowledges the effect of such election, (b) either consents to the specific designated beneficiary (which designation may not subsequently be changed by the Westside Member without spousal consent) or expressly permits such designation by the Westside Member without the requirement of further consent by the spouse and (c) is witnessed by a Plan representative (other than the Westside Member) or a notary public or (ii) such consent may not be obtained because the Eligible Surviving Spouse cannot be located or because of other circumstances described by applicable Treasury Regulations. Any such consent by such Eligible Surviving Spouse shall be irrevocable.

(B)

An election not to receive the standard death benefit may be made before the first day of the Plan year in which a Westside Member attains the age of thirty-five only (i) after the Westside Member separates from service and only with respect to benefits accrued under the Plan before the date of such separation and (ii) in the case of a Westside Member who has not separated from service, if the Westside Member has been furnished the information described in Paragraph (4) below, with such election to become invalid upon the first day of the Plan Year in which the Westside Member attains the age of thirty-five, whereupon a new election may be made by such Westside Member.

(4)

The Committee shall furnish certain information, pertinent to the paragraph (c)(2) election, to each Westside Member within the period beginning with the first day of the Plan Year in which he or she attains the age of thirty-two (but no earlier than the date such Westside Member begins participation in the Plan) and ending with the latest of (i) the last day of the Plan Year preceding the Plan Year in which the Westside Member attains the age of thirty-five or (ii) a reasonable time after the Employee becomes a Westside Member. If a Westside Member separates from service before attaining age thirty-five, such information shall be furnished to such Westside Member within the period beginning one year before the Westside Member separates from service and ending one year after such separation. Such information shall also be furnished, upon written request, to a Westside Member who has not attained the age of thirty-five or terminated employment, within a reasonable time after written request by such Westside Member. The furnished information shall include an explanation of (i) the terms and conditions of the survivor annuity, (ii) the Westside member's right to elect to waive the survivor annuity and the effect of such election, (iii) the rights of the Westside Member's Eligible Surviving Spouse, (iv) the right to revoke such election and the effect of such revocation, (v) a general description of the eligibility conditions and other material features of the alternative forms of benefit available pursuant to Paragraph (6) below and (vi) sufficient additional information to explain the relative value of such alternative forms of benefit.

(5)

In the event a survivor annuity is to be paid to a Westside Member's Eligible Surviving Spouse, such Eligible Surviving Spouse may elect to receive the benefit in one of the alternative forms set forth in Paragraph (6) below. Within a reasonable time after written request by such Eligible Surviving Spouse, the Committee shall provide to such Eligible Surviving Spouse a written explanation of such survivor annuity form and the alternative forms of payment which may be selected along with the financial effect of each such form.

(6)

The death benefit for a deceased Westside Member who is not survived by an Eligible Surviving Spouse or who has elected not to receive the standard death benefit set forth in Paragraph (c)(1) above, shall be paid to the Westside Member' designated beneficiary in one of the following alternative forms to be selected by the Westside Member (or the Westside Member's designated beneficiary if authorized by the Westside Member) or, in the absence of such selection, by the Committee, provided however, that the period and method of payment of any such form shall be in compliance with the provisions of Code section 401(a)(9) and applicable Treasury Regulations thereunder:

		(A)	A lump sum.

(B)

Monthly or quarterly installment payments for any term certain; provided, however, that if the Westside Member's beneficiary is not his or her surviving spouse and if the Annuity Starting Date is not within one year of the Westside Member's death the term certain shall be such that the Westside Member's entire benefit will be distributed not later than the last day of the five-year period following the death of the Westside Member; and provided, further, that if the Westside Member's beneficiary is his or her surviving spouse or if the Annuity Starting Date is within one year of the Westside Member's death the term certain shall not exceed the life expectancy of the beneficiary. For purposes of the foregoing, in a Westside Member's beneficiary is his or her surviving spouse and such surviving spouse dies before payments commence, then such Annuity Starting Date shall be deemed to be within one year of such Westside Member's death if it is within one year of the death of such surviving spouse.

(7)

If a deceased Westside Member who is not survived by an Eligible Surviving Spouse or who has elected (with spousal consent) not to receive the standard death benefit set forth in Paragraph (c)(1) above does not have a valid beneficiary designation on file with the Committee at the time of his or her death, the designated beneficiary or beneficiaries to receive such Westside Member's death benefit shall be as follows:

		(A)	if a Westside Member leaves an Eligible Surviving Spouse, his or her death benefit shall be paid to such Eligible Surviving Spouse;

		(B)	if a Westside Member leaves no Eligible Surviving Spouse, his or her death benefit shall be paid to such Westside Member's executor or administrator of his or her estate.

(d)	The following provision shall apply to Westside Members in lieu of section 6.3 of the Plan:

If a Westside Member terminates his or her employment with the Employer and his or her vested interest in his or her Accounts is not in excess of $5,000 (or such higher amount as may be permitted under applicable law or regulation, but limited to $3,500 for periods prior to January 1, 1998), such Westside Member's benefit shall be paid in accordance with the provisions of Paragraph 2(b)(4)(A) or Paragraph 2(c)(6)(A) above, whichever is applicable. Any such payment shall be made at the time specified in Article 6 of the Plan without regard to the consent restrictions of Paragraph 2(a) above and the election and spousal consent requirements of Paragraph 2(b) or Paragraph 2(c) above except that a married Westside Member's death benefit shall be paid to his or her Eligible Surviving Spouse unless another beneficiary has been designated pursuant to the provisions of Paragraph 2(c)(2) above. The provisions of this Paragraph 2(d) shall not be applicable to a Westside Member following his or her Annuity Starting Date.

(e)	The following provision shall apply to distributions to Westside members pursuant to Article 6 of the Plan (as modified herein):

Life expectancies for purposes of minimum distributions required under Code section 401(a)(9) to a Westside Member of a Westside Member's Eligible Surviving Spouse, if applicable, shall be recalculated at the election of such Member of spouse in accordance with applicable Treasury Regulations. Such election must be made by the time distributions commence and once made, such election is irrevocable. If no election is made by the time distributions commence, then the life expectancy of the Westside member and the Eligible Surviving Spouse shall not be subject to recalculation. Life expectancy and joint and last survivor expectancy shall be computed using the return multiples in Tables V and VI of Treasury Regulation Section 1.72-9.

3.			Additional Withdrawal Rights. In addition to the withdrawal rights provided in section 6.8 of the Plan, the following provisions shall apply to Westside Members:

(a)

If a Westside member has reached the age of 591/2, at the Westside Member's election, distributions may be made from any Account with respect to which such Westside Member has fully vested without requiring the Member to terminate employment. Upon such Westside Member's election, the Committee shall direct the Trustee to distribute up to the entire amount then credited to the Westside Member's Accounts. In the event of a distribution pursuant to this Paragraph 3, the Westside Member shall continue to be eligible to participate in the Plan on the same basis as any other employee.

(b)

Any distribution to a Westside Member pursuant to this Paragraph 3 or section 6.8 of the Plan shall be subject to (A) the time of payment requirements of Paragraph 2(a) above, (B) the election and spousal consent requirements of Paragraph 2(b) above, and (C) the benefit transfer election described in section 6.11 of the Plan.

(c)

This Paragraph 3 shall not be applicable to a Westside Member following termination of employment and the amounts in such Westside Member's Accounts shall be distributable in accordance with Article 6 of the Plan (as modified herein).

4.			Other Provisions

(a)

For purposes of determining the vested interest of a former employee of Westside National Bank of Pearland who becomes a Member of the Harrisburg Plan in his or her matching contributions under the Plan, such employee shall receive credit for service prior to January 1, 1995 equal to his or her aggregate vesting service credit under the Westside Plan as of December 31, 1994.

(b)

Except to the extent required under applicable law, the benefits and rights of any Westside Member who terminates employment prior to January 1, 1995 shall be governed by the terms and provisions of the Westside Plan as in effect on the date of such termination of employment.

5.

Investment of Funds. In addition to the investment funds available to a Westside Member pursuant to section 7.10 of the Plan, each Westside Member may elect to continue to maintain his or her investment balance at December 31, 1994 (plus earnings thereon) in any annuity contract that was available under the Westside National Bank of Pearland FLEXPLUS Retirement Savings Plan. Further, any Westside Member may designate any annuity contract that was offered pursuant to the Westside National Bank of Pearland FLEXPLUS Retirement Savings Plan for all or a portion of the contributions to be allocated to his or her Accounts.